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          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

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                       Corn Products International, Inc.
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                              [CORN PRODUCTS LOGO]

           5 WESTBROOK CORPORATE CENTER, WESTCHESTER, ILLINOIS 60154

                                                                  March 28, 2003

Dear Stockholder:

     Enclosed are the notice of annual meeting of stockholders, proxy statement and proxy card for this year's annual meeting of stockholders of Corn Products International, Inc.

     The annual meeting will be held solely to vote on each of the matters described in the proxy statement. We do not expect that any other business will be transacted.

     Please note that once again you can vote by the Internet, by telephone or by completing the enclosed proxy card. Instructions for voting by either the Internet or telephone are given on the enclosed proxy card. Note also that if you hold your shares through a bank, broker or other holder of record, you may vote your shares in accordance with your voting instruction form.

     Your vote is important to the Company, whether or not you plan to attend. If you plan to attend the annual meeting, please do so indicate and bring the admission ticket that is attached to the enclosed proxy card.

                                          Sincerely,

                                          /s/ Samuel C. Scott

                                          Samuel C. Scott III
                                          Chairman, President and
                                          Chief Executive Officer

[RECYCLED LOGO]

                       CORN PRODUCTS INTERNATIONAL, INC.
                          5 WESTBROOK CORPORATE CENTER
                          WESTCHESTER, ILLINOIS 60154

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

     The 2003 annual meeting of stockholders of Corn Products International, Inc. will be held at the Westbrook Corporate Center Meeting Facility, which is located on the ground floor of the annex between Towers 2 and 5 of the Westbrook Corporate Center (near the southwesterly corner of the intersection of Cermak Avenue and Wolf Road), in Westchester, Illinois, on Wednesday, May 21, 2003, at 9:00 a.m., local time, for the following purposes:

     1.    To elect four Class III directors, each for a term of three years.

     2. To approve the Corn Products International, Inc. 1998 Stock Incentive Plan, as amended and restated, including an increase in the number of shares of Common Stock of the Company authorized to be issued thereunder from 3,500,000 to 5,700,000 shares.

     3. To ratify the appointment of KPMG LLP as independent auditors for the Company for 2003.

     4. To transact such other business, if any, that is properly brought before the meeting and any adjournment or adjournments thereof.

     March 25, 2003 is the record date for the annual meeting. Only stockholders of record at the close of business on that date may vote at the meeting. For ten days before the meeting, a list of stockholders will be available for inspection during ordinary business hours.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE ENSURE THAT YOUR VOTE WILL BE COUNTED BY VOTING OVER THE INTERNET, BY TELEPHONE OR BY SIGNING, DATING AND RETURNING YOUR PROXY CARD OR VOTING INSTRUCTION FORM PROMPTLY IN THE PREPAID ENVELOPE PROVIDED.

                                          By order of the Board of Directors,

                                          /s/ Marcia E. Doane

                                          Marcia E. Doane
                                          Vice President, General Counsel
                                          and Corporate Secretary

March 28, 2003

                               TABLE OF CONTENTS

                                                                PAGE
                                                                ----
General Information.........................................      1
Board of Directors..........................................      2
Audit Committee Report......................................      4
Security Ownership of Certain Beneficial Owners and
  Management................................................      7
Section 16(a) Beneficial Ownership Reporting Compliance.....      8
Stockholder Cumulative Total Return Performance Graph.......      9
Compensation and Nominating Committee Report on Executive
  Compensation..............................................     12
Executive Compensation......................................     16
Certain Relationships and Related Transactions..............     21
Matters To Be Acted Upon:
  Proposal 1.
  Election of Directors.....................................     22
  Proposal 2.
  Approval of the Company's 1998 Stock Incentive Plan, as
     amended and restated...................................     26
  Proposal 3.
  Ratification of Appointment of Auditors...................     30
Other Matters...............................................     31
Stockholder Proposals for 2004 Annual Meeting...............     31
Additional Information......................................     32

                       CORN PRODUCTS INTERNATIONAL, INC.
                          5 WESTBROOK CORPORATE CENTER
                          WESTCHESTER, ILLINOIS 60154

                                PROXY STATEMENT

                              GENERAL INFORMATION

     You have received this proxy statement because the Board of Directors of Corn Products International, Inc. (the "Company") is asking for your proxy to vote your shares at the 2003 annual meeting of stockholders that is scheduled to be held on Wednesday, May 21, 2003 (the "Annual Meeting"). This proxy statement and the accompanying 2002 annual report to stockholders of the Company are being mailed commencing on or about March 28, 2003. On March 25, 2003, the record date for the Annual Meeting, 35,727,031 shares of common stock were issued and outstanding. In accordance with Rule 14a-3(e)(1) of the Securities Exchange Act of 1934, as amended, only one copy of this proxy statement and the annual report is being delivered to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of those stockholders. Upon written or oral request, the Company will deliver promptly a separate copy of this proxy statement and the annual report to a stockholder at a shared address to which a single copy of the documents was delivered. Any stockholder who wishes to receive a separate copy of this proxy statement or the annual report can do so by telephoning the Corporate Secretary of the Company at 708-551-2600. In addition, any stockholder sharing an address with other stockholders of the Company can request delivery of only a single copy of future annual reports and proxy statements by telephoning the Corporate Secretary of the Company at 708-551-2600 or by mailing the request to Marcia E. Doane, Corporate Secretary, at the Company's principal executive office which address is Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154. Please also keep in mind that this proxy statement and the accompanying 2002 annual report to stockholders will be published and available for viewing and copying on the Company's web site at www.cornproducts.com/proxystment2003.html and www.cornproducts.com/annualrpt2002.html, respectively. The Company would like to remind you that any stockholder having computerized access to the Internet may consent at any time to receive electronic notification of these documents by following the enrollment instructions available on www.cornproducts.com.

WHO MAY VOTE

     You may vote at the Annual Meeting if you were a stockholder of record of the Company's common stock at the close of business on March 25, 2003. You are entitled to one vote for each share of common stock of the Company that you owned as of the record date. If you are a participant in the Corn Products International Stock Fund of the Company's Retirement Savings Plans or the Company's automatic dividend reinvestment plan, your proxy card includes the number of shares in your Plan account as well as any other shares of Company common stock held of record in your name as of March 25, 2003.

HOW TO VOTE

     You may vote by proxy at the Annual Meeting or in person. If you vote by proxy, please sign and date the enclosed proxy card and return it to us in the envelope provided. Specify your choices on the proxy card. If you return a signed and dated proxy card but do not specify your choices on it, your shares will be voted in favor of the proposals. If you are a registered stockholder and hold your stock in certificate form, you may also vote either by telephone or electronically through the Internet by following the instructions included with your proxy card. If your shares are held through a bank, broker or other holder of record, please check your voting instruction form or contact your broker or nominee to determine whether you will be able to vote by telephone or electronically through the Internet. The deadline for voting by the telephone or electronically through the Internet is 11:59 p.m. Eastern Time on May 20, 2003. You may revoke your proxy at any time before it is voted by (i) notifying the Company's Corporate Secretary in writing, (ii) returning a later-dated, signed proxy card or voting instruction form, (iii) submitting a later-dated proxy electronically through the Internet or by telephone, or (iv) voting in person at the Annual Meeting. Any written notice revoking a proxy should be sent to Marcia E. Doane, Corporate Secretary, Corn Products International, Inc., 5 Westbrook Corporate Center, Westchester, Illinois 60154.

REQUIRED VOTES

     To carry on the business of the Annual Meeting, a quorum of the stockholders is required. This means that at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. If a quorum is present, the director nominees receiving the most votes will be elected. Other proposals require the favorable vote of a majority of the votes cast. If you withhold your vote for any or all nominees, your vote will not count either "for" or "against" the nominee. A vote to "abstain" on any other proposal will be counted as present for quorum purposes, but it will not be counted as a vote cast "for" such proposal. If you hold your shares of Company common stock through a bank, broker or other holder of record and have not returned a signed proxy card, your broker will have authority to vote your shares but only on those proposals that are considered discretionary under the applicable New York Stock Exchange ("NYSE") rules. If your broker does not have such discretion on any proposals (broker non-votes), your shares will be counted as being present at the Annual Meeting for quorum purposes, but they will not be counted as votes cast on such proposals.

SOLICITATION OF PROXIES

     The Company has retained D. F. King & Co. Inc., 77 Water Street, New York, New York 10005, to assist in the solicitation of proxies and will pay them approximately $10,000 plus reasonable expenses for this service. The Company will pay all costs of soliciting proxies and will reimburse brokers, banks and other custodians and nominees for their reasonable expenses for forwarding proxy materials to beneficial owners and obtaining their voting instructions. In addition to this mailing, directors, officers and other employees of the Company may solicit proxies electronically, personally or by mail or telephone.

                               BOARD OF DIRECTORS

     The business and affairs of the Company are conducted under the direction of its Board of Directors (the "Board"). The Board presently consists of eleven members, nine of whom are outside (non-employee) directors. As discussed in more detail below, Mr. Aranguren-Castiello is retiring from the Board as of the Annual Meeting. The Board is divided into three classes, with one class elected each year for a three-year term.

     In addition to the various committee meetings referred to below, the Board held seven meetings in 2002. Each director attended at least 75 percent of the meetings of the Board and the committees of the Board on which he or she served during 2002. As a group, the directors' meeting attendance averaged 96.6 percent for the year.

COMMITTEES OF THE BOARD

     The AUDIT COMMITTEE is composed entirely of qualified outside, independent directors, each of whom is independent as defined by the NYSE. Pursuant to the provisions of its written charter as adopted by the Board, this committee assists the Board in fulfilling its oversight responsibilities in the areas related to the financial reporting process and the systems of financial control. The independent auditors are accountable to and meet privately with this committee on a regular basis.

     The Audit Committee's responsibilities can be summarized by function as follows:

     In relation to the audit process by the independent auditors:

          - review the objectives, scope and estimated cost of the annual audit for the ensuing year;

          - inquire into and evaluate factors affecting the auditors' independence by ensuring the independent auditors submit written statements delineating all relationships with the Company; recommend to the

     Board appropriate action to satisfy itself of the auditors' independence, and review the nature and extent of, and approve guidelines for, the non-audit services rendered by the independent auditors;

          - recommend to the Board the appointment of independent auditors, for the ensuing year, subject to ratification by the stockholders; and

          - meet independently with and receive periodic reports from the independent auditors on the progress of their audit activities, including audit procedures designed to detect illegal acts.

     In relation to internal audit process:

          - review the adequacy of the internal audit organization, and the scope of the internal audit activities; and

          - meet independently with and receive periodic reports from the Corporate Director of Internal Audit on the progress of the internal audit activities.

     In relation to internal controls:

          - review the adequacy of the Company's system of internal controls;

          - review the findings of independent and internal auditors; and

          - review any audit matters requiring special attention of the committee.

     In relation to financial reporting:

          - oversee the procedures for preparing the annual as well as quarterly financial statements including the Company's accounting policies;

          - review the financial disclosures in the annual report to stockholders and in annual reports to the Securities and Exchange Commission; and

          - review areas of disagreement, if any, between management and independent auditors.

     In relation to Company policies:

          - review the Company Policies on Business Conduct, including Company policies and performance in relation to the quality of products and services and customer relations, employee relations, health, safety and the environment, community relations, compliance with laws, disclosure of Company information and insider trading, conflicts of interest, commercial, labor and government relations, political contributions, and books, records and controls.

     In relation to the Charter:

          - review and reassess the adequacy of this Charter on an annual basis;

          - include a copy of this Charter in the Company's proxy statement for the annual meeting of its shareholders at least once every three years; and

          - prepare an annual agenda to ensure that the committee meets the requirements of this Charter.

     Members of the Audit Committee are G. E. Greiner (Chairman), A. C. DeCrane, Jr., J. M. Ringler and C. B. Storms. This committee held eight meetings during 2002 and has furnished the following report.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Board of Directors (the "Committee") reports that it has: (i) reviewed and discussed with management the audited financial statements of the Company for the fiscal year ended December 31, 2002; (ii) discussed with KPMG LLP, the independent accountants and auditors of the Company, the matters required to be discussed by Statement on Auditing Standards No. 61; and (iii) received the written disclosures and the letter from KPMG LLP required by the Independence Standards Board Standard No. 1 and discussed with KPMG LLP their independence. Based on such review and discussions, the Committee recommended to the Board that the audited financial statements of the Company for the fiscal year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for 2002 for filing with the Securities and Exchange Commission.

                                          AUDIT COMMITTEE
                                          G. E. GREINER, CHAIRMAN
                                          A. C. DECRANE, JR.
                                          J. M. RINGLER
                                          C. B. STORMS

     The COMPENSATION AND NOMINATING COMMITTEE is composed entirely of outside, independent directors. This committee oversees the general areas of senior management compensation, employee benefit plans and the selection and compensation of directors. Stockholders who wish to recommend a candidate for consideration by this committee as a nominee for director may do so by writing to the Corporate Secretary and furnishing a statement of the candidate's experience and qualifications.

     The Compensation and Nominating Committee's responsibilities can be summarized by function as follows:

     In relation to senior management compensation:

          - review and approve compensation arrangements for all elected corporate officers;

          - review and approve any arrangements, other than under the terms of the Company's employee benefit plans and employment or severance agreements, upon termination or retirement of any elected corporate officer;

          - administer executive incentive compensation plans; and

          - review and approve personal benefits and other non-cash compensation for executives.

     In relation to employee benefit plans:

          - review employee benefit programs and recommend to the Board proposals for adoption, amendment or termination of principal pension and welfare plans and appointment of administrative committees for such plans.

     In relation to selection and compensation of directors:

          - determine selection criteria for Board candidates;

          - consider and recommend to the Board candidates for election to the Board; and

          - recommend to the Board the compensation arrangements for independent directors and administer the Deferred Compensation Plan for independent directors.

     Members of the Compensation and Nominating Committee are W. S. Norman (Chairman), R. J. Almeida, R. M. Gross and K. L. Hendricks. This committee held eight meetings during 2002.

     The CORPORATE GOVERNANCE COMMITTEE (formerly known as the Corporate Responsibility Committee) is composed entirely of outside, independent directors. This committee oversees the general areas of corporate governance and selected Company policies.

     The Corporate Governance Committee's responsibilities can be summarized by function as follows:

     In relation to corporate governance:

          - review the size, structure and organization of the Board and its committees and the flow of information to and within the Board;

          - review the independence of each outside director;

          - establish criteria for the evaluation of Board performance and effectiveness;

          - establish performance parameters for directors and review the performance of incumbent directors;

          - review the guidelines for Board tenure; and

          - review any other corporate governance matters to insure that the Board is fulfilling its responsibilities to the stockholders.

     In relation to corporate communications:

          - review crisis management organization and implementation;

          - review corporate communications programs; and

          - review investor relations program.

     Members of the Corporate Governance Committee are A. C. DeCrane, Jr. (Chairman), G. E. Greiner, B. H. Kastory and W. S. Norman. This committee held three meetings during 2002.

     The FINANCE COMMITTEE is composed of three outside directors and one employee director. This committee assists the Board in fulfilling its oversight responsibilities in the specific areas of capital structure, debt and interest rate management, liquidity management, tax planning and compliance, and in the preservation and protection of the Company's assets.

     The Finance Committee's responsibilities can be summarized by function as follows:

     In relation to capital structure and leverage:

          - review capital structure, including short and long term debt positions, contingent liabilities and equity;

          - review credit ratings;

          - review financial capacity to fund investments including acquisitions;

          - review financing alternatives; and

          - review tax planning.

     In relation to risk management and preservation of assets:

          - review foreign exchange management and exposures;

          - review interest rate management and exposures;

          - review commodity and energy management and exposures;

          - review foreign affiliates' capital structures;

          - review insurable risk management policies in relations to the following liabilities: product liability, director's and officer's, casualty, workman's compensation, fraud, automobile, and business interruption; and

          - review tax compliance and reporting.

     In relation to investments:

          - review sources and uses of cash flow;

          - review Company's and its affiliates' cost of capital and return on capital; and

          - review investment opportunities including: dividend policy, share repurchase policy, capital expenditures, new business investments and cash management policy.

     In relation to employee pension plans:

          - review the investment allocation policy for funds contributed to such plans;

          - review the annual contributions to fund such plans; and

          - approve the appointment of trustees and investment managers under employee benefit plans and review their performance.

     Members of the Finance Committee are B. H. Kastory (Chairman), R. J. Almeida, I. Aranguren-Castiello and K. L. Hendricks. This committee held four meetings during 2002.

DIRECTOR COMPENSATION AND TENURE

     Employee directors do not receive additional compensation for serving as directors. All directors are reimbursed for Board and committee meeting expenses but no meeting attendance fees are paid. The following table displays the individual components of outside director compensation:

Annual Board retainer.......................................    $50,000(1)
Annual Committee chairman retainer..........................    $ 4,000(1)
Annual stock option grant (number of underlying shares).....      2,000(2)

---------------
(1) One half of the retainer is paid in cash and the other half is paid in the mandatory form of phantom stock units based upon shares of Company common stock that are deferred until retirement under the Deferred Compensation Plan for Outside Directors. In addition, a director may choose to defer all or part of the cash portion of the retainer in the Company's phantom stock units. The Company's phantom stock units for each outside director as of January 1, 2003 are indicated in the middle column of the Security Ownership Table appearing on page 8.

(2) Grants of 2,000 non-qualified stock options are awarded annually in early May to each of the outside directors who are not scheduled to retire before the next year's annual meeting of shareholders. The grants are priced at the fair market value of the Company's common stock on the date of grant and have a ten-year term. They are fully exercisable on the first anniversary of the date of grant.

     Board policy requires outside directors to retire no later than the annual meeting following their 70th birthday (age 72 in the case of outside directors who were members of the Board on November 19, 1997). Employee directors, including the CEO, are required to retire from the Board upon retirement as an employee, unless the Board determines otherwise in unusual circumstances. Mr. Aranguren-Castiello, who turned 72 on March 23, 2003, is retiring as a director effective as of the Annual Meeting.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows, as of January 1, 2003, all persons or entities that the Company knows are beneficial owners of more than five percent of the Company's issued and outstanding common stock.

                    NAME AND ADDRESS OF                         AMOUNT AND NATURE OF
                      BENEFICIAL OWNER                          BENEFICIAL OWNERSHIP    PERCENT OF CLASS
                    -------------------                         --------------------    ----------------
Barclays Global Investors, NA. and..........................           2,114,716(1)           5.9%
  Barclays Global Fund Advisors
  45 Fremont Street
  San Francisco, California 94105
Ignacio Aranguren-Castiello.................................           1,915,000(2)           5.4%
  Lopez Cotilla 2032
  44100 Guadalajara, Jalisco
  Mexico

---------------
(1) The ownership information disclosed above is based on a Schedule 13G report dated February 10, 2003 that Barclays Global Investors, NA., a U.S. bank, filed with the SEC on behalf of itself and its affiliated group members, including Barclays Global Fund Advisors, a U.S. bank. Barclays Global Investors, NA. has sole voting and dispositive power as to 1,568,187 of such shares and Barclays Global Fund Advisors has sole voting and dispositive power as to 546,529 of such shares. The shares reported are held in trust accounts for the economic benefit of the beneficiaries of those accounts.

(2) The ownership information disclosed above is based on a Schedule 13G report dated February 10, 2003 that Mr. Ignacio Aranguren-Castiello, a Mexican citizen, filed with the SEC on behalf of both himself personally and Aratreco, S.A. de C.V., a Mexican corporation of which he is the controlling shareholder. Through his direct ownership of Company common stock and his control of Aratreco, S.A. de C.V., Mr. Aranguren-Castiello has sole voting and dispositive power as to 1,500 of such shares and shared voting and dispositive power as to 1,913,500 of such shares.

     The following table shows the ownership of Company common stock (including derivatives thereof), as of January 1, 2003, of each director, the director nominee, each named executive officer and all directors and executive officers as a group.

                                                  AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                         ------------------------------------------------------------
                NAME                     OUTSTANDING SHARES    SHARES UNDERLYING                         PERCENT
                 OF                          OF COMPANY             PHANTOM         SHARES UNDERLYING       OF
          BENEFICIAL OWNER                COMMON STOCK(1)       STOCK UNITS(2)      STOCK OPTIONS(3)     CLASS(4)
          ----------------               ------------------    -----------------    -----------------    --------
R. J. Almeida........................            2,000               2,318                  2,000            *
I. Aranguren-Castiello...............        1,915,000                 912                 21,000         5.4%
L. Aranguren-Trellez.................            --(5)                   0                      0            *
A. C. DeCrane, Jr....................            2,125               7,268                  2,000            *
G. E. Greiner........................            6,000               4,236                  2,000            *
R. M. Gross..........................            2,000               3,648                  2,000            *
K. L. Hendricks......................            1,000               2,875                  2,000            *
B. H. Kastory........................            6,862               5,721                  2,000            *
W. S. Norman.........................            2,752               7,131                  2,000            *
J. M. Ringler........................                0               2,318                  2,000            *
S. C. Scott III......................           72,998              37,696                309,820         1.2%
C. B. Storms.........................           22,991               6,927                  2,000            *
J. L. Fiamenghi......................           23,713                   0                 48,500            *
J. C. Fortnum........................           18,179                   0                 54,310            *
E. J. Northacker.....................            2,001               9,892                110,346            *
J. W. Ripley.........................           24,817               8,372                112,942            *
All directors and executive officers
  as a group (21 persons)............        2,192,430              98,411                932,035         8.8%

---------------
(1) Includes shares of Company common stock held individually, jointly with others, in the name of an immediate family member or under trust for the benefit of the named individual. Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power. Fractional amounts have been rounded to the nearest whole share.

(2) Includes shares of Company common stock that are represented by deferred phantom stock units of the Company credited to the accounts of the directors and certain executive officers. The directors and executive officers have no voting or investment power over the Company's phantom stock units.

(3) Includes shares of Company common stock that may be acquired within 60 days of January 1, 2003 through the exercise of stock options granted by the Company.

(4) The total for any individual, except I. Aranguren-Castiello and S. Scott, is less than 1.0%, and the total for the group is 8.8% of the issued and outstanding shares of the Company's common stock. The applicable percentage of ownership is based on a total of 35,705,674 shares of Company common stock issued and outstanding as of January 1, 2003.

(5) Mr. Aranguren-Trellez shares beneficial ownership of 1,913,500 shares of Company common stock that have been credited to and accounted for solely in the outstanding shares of the Company common stock listed under the name of
    I. Aranguren-Castiello.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers to file timely reports of holdings and transactions in the Company's common stock (including derivatives thereof) with the SEC. Based on a review of the forms filed on behalf of the Company's directors and executive officers and other information, including written representations that no annual SEC Form 5 report was required, the Company believes that during 2002 and the prior fiscal years all of its directors and executive officers complied with the 1934 Act filing requirements, except for one untimely Form 4 filing relating to a purchase of 2,000 shares made in the open market by Mr. R. J. Almeida, a director of the Company, in January 2002, three untimely Form 4 filings relating to three bi-monthly payroll-based acquisitions of phantom stock units under the Company's supplemental executive retirement plan by Mr. E. J. Northacker, a vice president of the Company, in August and September 2002, and one untimely Form 4 filing relating to a purchase of 1,000 shares made in the open market by Mr. J. L. Fiamenghi, a vice president of the Company, in December 2002.

             STOCKHOLDER CUMULATIVE TOTAL RETURN PERFORMANCE GRAPH

     The graph shown below depicts the cumulative total return to stockholders (stock price appreciation or depreciation plus reinvested dividends) during the 5-year period from December 31, 1997 to December 31, 2002 for the Company's common stock compared to the cumulative total return during the same period for the Russell 2000 Index, the S&P Small Cap Basic Materials Index (which was one of Standard and Poor's industry specific stock indices that was discontinued at the end of 2001) and the peer group index to be included in this and future proxy statements (the "Peer Group Index"). The Russell 2000 Index is a comprehensive common stock price index representing equity investments in certain smaller companies. The Russell 2000 Index is value weighted and includes only publicly traded common stocks belonging to corporations domiciled in the U.S. and its territories. It measures the performance of the 2,000 smallest companies in the Russell 3000 Index, which comprises approximately 98% of the investable U.S. equity market. The S&P Small Cap Basic Materials Index was one of Standard & Poor's industry specific stock indices that was discontinued as of December 31, 2001. As of that date, the S&P Small Cap Basic Materials Index included the common stock of 33 small companies (which included the Company) in the following types of industries: Agricultural Products, Aluminum, Chemicals (Diversified and Specialty), Construction (Cement and Aggregates), Containers and Packaging (Paper), Gold and Precious Metals Mining, Iron and Steel, Paper and Forest Products. The Peer Group Index also contains the companies included in Standard & Poor's former Small Cap Basic Materials Index, but not including the Company, together with publicly-held competitors of the Company that are not included in such classification. The Peer Group Index includes the following 37 companies in four identified sectors which, based on their Standard Industrial Classification (SIC) codes, are similar to the Company:

    AG PROCESSING                                 AG CHEMICALS
    -------------                                 ------------
    Archer-Daniels-Midland Company                Agrium Inc.
    Bunge Limited                                 IMC Global Inc.
    Gruma, S.A. de C.V.                           Mississippi Chemical Corp.
    Grupo Industrial Maseca-ADR                   Monsanto Company
    Midwest Grain Products, Inc.                  Phosphate Res. Partners-LP
    Penford Corp.                                 Potash Corporation of Saskatchewan Inc.
    Tate & Lyle                                   Syngenta AG-ADR
                                                  Terra Industries Inc.
                                                  Terra Nitrogen Co.-LP

    AG PRODUCTION/FARM PRODUCTION                 PAPER/ TIMBER/PLANING
    -----------------------------                 ---------------------
    Alico Inc.                                    Abitibi-Consolidated Inc.
    Charles River Labs International Inc.         Aracruz Celulose S.A.-ADR
    Delta & Pine Land Co.                         Bowater Inc.
    Dimon Inc.                                    Buckeye Technologies Corporation
    Savia S.A. de C.V.-ADR                        Caraustar Industries Inc.
    Standard Commercial Corporation               Chesapeake Corporation
    Universal Corporation                         Deltic Timber Corp.
                                                  Domtar Inc.
                                                  Jefferson Smurfit PLC-ADR
                                                  MeadWestvaco Corporation
                                                  Pope & Talbot Inc.
                                                  Potlatch Corporation
                                                  Smurfit-Stone Container Corp.
                                                  Wausau-Mosinee Paper Corporation

     The graph assumes that:

          - as of the market close on December 31, 1997, you made one-time $100 investments in the Company's common stock and in market capital base-weighted amounts which were apportioned among all the companies whose equity securities constitute each of the other three named indices, and

          - all dividends were automatically reinvested in additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable time frame. Please note that the Company began paying dividends on October 23, 1998.

                               PERFORMANCE GRAPH

          COMPARISON OF CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE
      RUSSELL 2000 INDEX, THE STANDARD & POOR'S SMALL CAP BASIC MATERIALS
               INDEX AND THE PEER GROUP INDEX FOR THE PERIOD FROM
                   DECEMBER 31, 1997 TO DECEMBER 31, 2002 (1)

                              [PERFORMANCE GRAPH]

                                        -----------------------------------------------------------------------------------------
                                           12/31/97       12/31/98       12/31/99       12/31/00       12/31/01       12/31/02
                                        -----------------------------------------------------------------------------------------
  Corn Products International           $       100.00 $       102.49 $       111.87 $       100.85 $       123.96 $       107.35
                                        -----------------------------------------------------------------------------------------
  Russell 2000                          $       100.00 $        96.55 $       115.50 $       110.64 $       111.78 $        87.66
                                        -----------------------------------------------------------------------------------------
  S&P Small Cap Basic Materials*        $       100.00 $       104.99 $       105.92 $        98.19 $       109.91 $        80.96
                                        -----------------------------------------------------------------------------------------
  Peer Group Companies                  $       100.00 $        81.80 $        85.94 $        76.72 $        76.69 $        70.40
                                        -----------------------------------------------------------------------------------------

---------------
* The S&P Small Cap Basic Materials index was discontinued as of 12/31/2001. The figure representing the calculated return result for that index for 12/31/2002 was therefore arrived at by using the weighted total returns for 2002 of the constituents of the S&P Small Cap Basic Materials index as of 12/31/2001.

(1) Source: Standard & Poor's Compustat Custom Products Division, a division of The McGraw-Hill Companies.

                  COMPENSATION AND NOMINATING COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The Compensation and Nominating Committee of the Board of Directors (the "Committee") is composed entirely of outside, independent directors. The Committee approves compensation policy for the Company and administers the compensation program for the Company's officers.

     The Committee and the Company utilizes the services of an independent consulting firm to provide information on base salary, annual incentive levels and long-term incentives for a broad group of companies and for a group of companies in related industries of similar size and for which compensation information is available (the "Survey Group"). Based on this comparative pay data and the compensation-related objectives of the Company, the Committee approves a compensation program that it considers appropriate for the Company. A description of that program follows.

COMPENSATION PHILOSOPHY

     The objectives of the Company's compensation programs, including officers' compensation, are to:

          - Focus, align and motivate management on the objectives of the Company that are intended to enhance shareholder value.

          - Permit the Company to attract and retain outstanding and talented executives who are focused on the interests of the Company's shareholders.

          - Reinforce pay-for-performance beliefs by aligning the distribution of compensation with results. Adjustments to base salary and the award of incentives are provided based on the achievement of tangible, measurable results.

     The key components of the Company's compensation program for the officers are base salary, annual incentive compensation, and long-term incentives. Periodically, the Company's compensation practices are reviewed to ensure alignment with competitive market practices and the Company's compensation philosophy. In 2002, a comprehensive review was conducted.

     At the outset of 2002, the Company's compensation philosophy was to maintain base salaries for the executives named in the Summary Compensation Table and other officers at 10% less than the 50th percentile of companies in the Survey Group while providing the opportunity to earn greater than 50th percentile variable compensation. An officer's salary depends upon level of responsibility, the geographic complexity of the position, experience and individual performance. Annual incentive targets were established to deliver approximately 20% above the 50th percentile annual total cash compensation (base pay plus annual incentive) of the Survey Group. Annual incentives were payable only after the attainment of predetermined performance targets. Long-term incentive compensation was targeted at the 50th percentile of the Survey Group. Base salary and long and short-term incentives for other management personnel are targeted at the 50th percentile of the Survey Group.

     As a result of the comprehensive compensation review referred to above, the Committee approved a revised compensation philosophy for the Company's officers. Also, a new survey group (the "New Survey Group") was established in 2002. The New Survey Group consists of 29 companies that more closely represent the size, business and the international profile of the Company. The change to the makeup of the Survey Group was made as part of the comprehensive review of the Company's compensation philosophy and practices. Under the new compensation philosophy, base salaries will be targeted at the 50th percentile; total cash (base plus annual bonus) will be targeted at the 60th percentile; and long-term incentives will be targeted at the 60th percentile of the New Survey Group. The Committee believes the new compensation philosophy will provide consistency with competitive practice while strengthening alignment with shareholder interests.

     While the revised compensation philosophy was approved, actions taken to align an individual officer's compensation with the new philosophy will be implemented over time with consideration given to performance, experience and salary relative to the Company's salary grade midpoint.

ANNUAL INCENTIVE PROGRAM

     The Annual Incentive Program ("AIP") for the officers and other eligible management level employees provides for awards to be determined and paid after the end of the year being measured. Payment of annual incentives is based on the achievement of performance targets that are established at the beginning of each year. Each AIP participant's annual incentive is calculated according to the achievement of corporate, business unit and individual performance results. The Committee approved annual incentive payments based on 2002 results for each of the officers and AIP eligible employees in accordance with this program. Total payments for 2002 for each of the named executive officers are indicated in the Bonus column of the Summary Compensation Table on page 16.

LONG-TERM INCENTIVES

     The Company's long-term incentive program for its officers consists of a combination of non-qualified stock options, restricted stock, performance shares and cash. Commencing in 2002, the value of long-term incentive compensation was targeted at the 60th percentile of the New Survey Group. Non-qualified stock options, restricted stock, and performance share awards are and will be made under the Company's 1998 Stock Incentive Plan while the cash portion is awarded under the Company's Performance Plan, which is described herein. Non-qualified stock options awarded to officers have a ten-year term and vest 50% per year at the end of years one and two.

     Other management personnel who are eligible for long-term incentives are granted non-qualified stock options and/or awarded restricted stock under the Company's 1998 Stock Incentive Plan. The number of options granted or shares of restricted stock awarded are based on an individual's salary, salary grade and performance. These options also have a ten-year term and vest 50% per year at the end of years one and two while restricted stock awards vest after five years.

     During 2002, the Committee awarded a total of 205,500 non-qualified stock options to eleven officers (including the CEO) and 44,800 restricted stock shares to six officers. In addition, 299,900 stock option grants and 24,400 restricted stock awards were made in 2002 to another 152 management level employees. The options have an exercise price equal to the fair market value of a share of Company common stock on the grant date and vest over a two-year period.

     The total number of non-qualified stock options and restricted shares awarded in 2002 was 592,600 or approximately 17% of the shares authorized for distribution under the Company's 1998 Stock Incentive Plan. Option grants for each of the named executive officers are identified in the Option Grants Table on page 17.

     The Performance Plan (the "Plan") has been established to provide long-term incentives to the Company's officers as a portion of their long-term compensation. The Plan is designed to provide the opportunity to achieve competitive long-term incentives for the attainment of long-term performance targets. Since its inception in 1999, and for each subsequent year thereafter, the Plan measures the Company's three-year cumulative total shareholder return performance against that of a comparator group of companies listed in the S&P Small-Cap Basic Materials Index which was discontinued by S&P as of December 31, 2001. However, for continuity and consistency of comparison, the Committee has elected to continue to measure the performance of the companies that constituted the S&P Small-Cap Basic Materials Index as of December 31, 2001, for the 2000 and 2001 Performance Plans.

     Starting in 2002, the Company began utilizing as the comparator group, 37 companies selected on the basis of their Standard Industrial Classification
(SIC) codes (the "Performance Plan Peer Group"). The Performance Plan Peer Group is utilized for comparison because the companies that are part of this group operate in the same or similar types of business as the Company. Also, the Plan was revised so that awards are in the form of performance shares (rather than cash) that are paid out in shares of Company stock. If the participant has met ownership targets, then a participant may elect to receive cash. Whether paid in cash or shares a participant's earned award (if any) is influenced by the changes in Company stock price throughout the three-year performance period. For the 2002 Performance Plan, the performance target was the

Company's total shareholder return compared to the total shareholder return of companies in the Performance Plan Peer Group and the participants' individual performance.

     The long-term incentive awards granted by the Performance Plan prior to 2002 and being earned in years up to and including 2004 had contingent cash incentive awards. Up to 50% of the cash incentive award can be earned in year one (based on the Company's performance over the first year and one day of the period). Up to 100% of the cash incentive award can be earned in year two (based on the cumulative Company's performance over the first two years of the period). Up to 200% of the cash incentive award can be earned in year three (based on the cumulative Company's performance over the entire three-year period). Cash earned and vested for either year one or two cannot exceed the cash incentive that can potentially be earned at the 100% target level for the entire three-year period. Cash amounts vest as they are earned but are not payable until after the end of year three.

     Beginning in 2002, participants can continue to earn up to 200% of the target performance shares awarded based on the Company's cumulative performance over the entire three-year performance period as measured against the Performance Plan Peer Group. However, the prior plan's provision regarding the annual vesting of awards has been eliminated. The awarded target performance shares are earned and payable only after the third year in the performance cycle. The contingent target performance shares that were awarded to each of the named executive officers in 2002 are identified in the Long-Term Incentive Plans Table on page 18.

     In February 2003, cash payments were made based on the results attained in the 2000 Performance Plan for the Company's cumulative three-year performance. The Company performed at the 54th percentile when compared to the performance of the companies that constituted the discontinued S&P Small-Cap Basic Materials Index. The amount of the cash award target that was earned by each of the named executive officers is identified in the Long-Term Incentive Payouts column of the Summary Compensation Table on page 16.

EXECUTIVE STOCK OWNERSHIP TARGETS

     The Committee has established stock ownership targets for the officers based on multiples of each individual's base salary. For purposes of these targets, "Ownership" is defined as Company common stock owned, whether directly or indirectly, restricted stock shares held and the stock equivalents of deferred phantom stock unit accounts referred to in footnote 2 to the Security Ownership Table on page 8. "Ownership" excludes unexercised stock options. Officers are expected to attain their ownership targets within three to five years from the time the established targets became applicable. The ownership target for the Chief Executive Officer is five times base salary. At the end of 2002, Mr. Scott owned stock equivalent in value to approximately 5.3 times his base salary.

COMPENSATION FOR 2002

     In fulfilling its responsibility to oversee the performance of the Chief Executive Officer and other officers, the Board has adopted the following practices:

          - At the beginning of each year, the Board, meeting in executive session, reviews the performance of the Company and the performance of the officers.

          - In the absence of the Chief Executive Officer, the outside directors review his performance. This includes a review of leadership in the development and implementation of strategies; leadership pertaining to business execution; the development of a succession plan; and his ability to maintain an organization, that represents the highest ethical standards and corporate governance practices.

     To review the Chief Executive Officer's performance, the Committee considered the Company's financial performance and the leadership he demonstrated during his first full year as Chief Executive Officer. The Committee also evaluated the results of the Company and the Chief Executive Officer as compared to goals approved by the Board.

     Based on the results of the factors and criteria stated above, and the Committee's consideration of the Chief Executive Officer's experience, salary relative to competitive market and individual performance, the

Committee approved an annualized increase of 13% effective February 2002 for Mr. Scott, adjusting his annual salary to $625,000.

     The Committee awarded Mr. Scott 60,000 non-qualified stock options in October 2002. The amount of the grant was established according to competitive market data and the Company's long-term incentive program described above.

     In February 2003, the Committee awarded Mr. Scott an annual incentive cash award of $500,000 based on the effectiveness of his leadership in his position as Chief Executive Officer and in recognition for the results of 2002 that were achieved despite a continuing competitive environment in the U.S. market and significant economic pressures in the Company's South American and Mexican markets. The Committee also considered Mr. Scott's performance accomplishments, including the restructuring of the North America business, the reduction of debt and working capital, and the sale of an underperforming asset. Annual incentive awards paid to the other named executive officers were based on corporate, business unit and individual performance. These amounts are shown in the Bonus column of the Summary Compensation Table on page 16.

     In February 2003, the Committee awarded Mr. Scott $541,720 which was earned under the 2000 Performance Plan and paid in accordance with the provisions of the Plan as referenced above.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     The Committee intends to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to options, annual incentives and long-term incentive plans in order to avoid losing the tax deduction for compensation in excess of $1,000,000 paid to one or more of the executive officers named on the Summary Compensation Table. The Committee believes that the Company will not lose any tax deductions due to this rule in 2003.

                                          COMPENSATION AND NOMINATING COMMITTEE
                                          W. S. NORMAN, CHAIRMAN
                                          R. J. ALMEIDA
                                          R. M. GROSS
                                          K. L. HENDRICKS

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded or paid to the chief executive officer and each of the four other most highly compensated executive officers of the Company (collectively, the "named executive officers") during each of the last three fiscal years. The Company began operating as an independent, publicly held company on January 1, 1998, as a result of its spin-off from Bestfoods (formerly "CPC International Inc.") effective on that date. For the Long-Term Incentive Payouts in 2000, the compensation reported in the corresponding footnote to this table was paid by Bestfoods (or its subsidiaries) for services rendered to Bestfoods and its subsidiaries prior to the spin-off. The Company paid all other compensation.
--------------------------------------------------------------------------------
                           SUMMARY COMPENSATION TABLE
--------------------------------------------------------------------------------

                                             ANNUAL COMPENSATION (1)              LONG-TERM COMPENSATION
                                         --------------------------------   -----------------------------------
                                                                                    AWARDS             PAYOUTS
                                                                            -----------------------   ---------
                                                                            RESTRICTED                LONG-TERM
                                                                OTHER         STOCK      SECURITIES   INCENTIVE    ALL OTHER
NAME AND                                 SALARY     BONUS       ANNUAL        AWARDS     UNDERLYING    PAYOUTS    COMPENSATION
PRINCIPAL POSITION                YEAR     ($)       ($)     COMPENSATION     ($)(2)     OPTIONS #     ($)(3)        ($)(4)
------------------                ----   -------   -------   ------------   ----------   ----------   ---------   ------------
S. C. Scott III.................  2002   618,750   500,000                        --       60,000      541,720       39,423
Chairman, President and           2001   544,166   500,000                   250,020      105,000      519,200       42,766
Chief Executive Officer           2000   456,666   185,000                        --       30,000                    42,621
E. J. Northacker................  2002   322,500   188,000    94,992(5)           --       26,000           --       25,468
Vice President and President      2001        --        --                        --           --           --           --
North America Division            2000   270,000        --                        --           --                    32,619
J. W. Ripley....................  2002   295,500   172,000                        --       26,000      197,200       31,191
Vice President and Chief          2001   284,833   193,000                        --       18,000      255,200       32,632
Financial Officer                 2000   276,500    75,000                    27,638       22,000                    33,124
J. L. Fiamenghi.................  2002   277,000   183,000                   231,600       16,500      116,000           --
Vice President and President      2001   266,000   226,000                        --       18,000       96,800           --
South America Division            2000   251,000   135,000                    45,225       18,000                        --
J. C. Fortnum...................  2002   224,833   211,000                   231,600       16,500       81,200       19,843
Vice President and President      2001   197,750   151,000                        --       13,000      112,640       18,240
United States                     2000   183,250    55,000                    25,125       10,000                    18,274

---------------
(1) Compensation information regarding 2001 for Mr. Northacker is not provided because he was not an Executive Officer of the Company during that year.

(2) The amounts shown represent the value of each of the Restricted Stock Awards on the dates they were made. As of December 31, 2002, the total number and value of the shown Restricted Stock Awards for each of the respective named executive officers were as follows: S. C. Scott, 9,000 shares worth $271,170; J. W. Ripley, 1,100 shares worth $33,143; J. L. Fiamenghi, 9,800 shares worth $295,274; and J. C. Fortnum, 9,000 shares worth $271,170. In the cases of Mr. Fiamenghi's 2002 Restricted Stock Award of 8,000 shares, Mr. Fortnum's 2002 Restricted Stock Award of 8,000 shares and Mr. Scott's 2001 Restricted Stock Award of 9,000 shares, respectively, restrictions lapse on one-third of the shares awarded on each of the second, fourth and fifth anniversaries of the date of the award. In the cases of all other shown Restricted Stock Awards, restrictions lapse on all of the shares awarded on the fifth anniversary of the dates of the awards. Dividends are paid on the shares of such Restricted Stock at the rate paid to all stockholders.

(3) For the long-term incentive cycle ending in 2000, Long-Term Incentive Payouts were paid by Bestfoods (or its subsidiaries) for services rendered to Bestfoods and its subsidiaries prior to the spin-off as follows: S. C. Scott, $587,378; E. J. Northacker, $381,024; and J. W. Ripley, $140,026.

(4) Includes the following for 2002:

     a.    Matching contributions to defined contribution plans as follows: S.
           C. Scott, $12,000; E. J. Northacker, $5,850; J. W. Ripley, $11,608;
           and J. C. Fortnum, $12,000.

     b. Value of premiums paid by the Company under the Executive Life Insurance Plan as follows: S. C. Scott, $27,423; E. J. Northacker, $19,618; J. W. Ripley, $19,583; and J. C. Fortnum, $7,843.

(5) Includes $87,918 in relocation allowance paid to E. J. Northacker.

STOCK OPTION GRANTS

     The following table contains information relating to the Company's stock options granted to the named executive officers in 2002. All option grants were made at the fair market value of the Company's common stock on the date of the grants. No stock appreciation rights were awarded either singly or in tandem with the granted options.
--------------------------------------------------------------------------------

                             OPTION GRANTS IN 2002
--------------------------------------------------------------------------------

                                                                             POTENTIAL REALIZABLE VALUE
                                                                             AT ASSUMED ANNUAL RATES OF
                                                                              STOCK PRICE APPRECIATION
                            INDIVIDUAL GRANTS                                    FOR OPTION TERM(1)
--------------------------------------------------------------------------   ---------------------------
                       NUMBER OF     PERCENT OF
                       SECURITIES   TOTAL OPTIONS
                       UNDERLYING    GRANTED TO     EXERCISE
                        OPTIONS     EMPLOYEES IN      PRICE     EXPIRATION   0%       5%          10%
NAME                   GRANTED(#)       2002        ($/SHARE)      DATE      ($)      ($)         ($)
----                   ----------   -------------   ---------   ----------   ---   ---------   ---------
S. C. Scott III......    60,000         11.87         28.65      10/23/12    0     1,081,070   2,739,643
E. J. Northacker.....    26,000          5.14         28.65      10/23/12    0       468,463   1,187,179
J. W. Ripley.........    26,000          5.14         28.65      10/23/12    0       468,463   1,187,179
J. L. Fiamenghi......    16,500          3.26         28.65      10/23/12    0       297,294     753,402
J. C. Fortnum........    16,500          3.26         28.65      10/23/12    0       297,294     753,402

---------------
(1) The amounts shown under these columns are calculated at 0% and at the 5% and 10% rates set by the SEC and are not intended to forecast future appreciation of the Company's common stock price.

STOCK OPTION EXERCISES

     The following table contains information concerning the exercise of the Company's stock options by each of the named executive officers in 2002 and the value of unexercised stock options held by each of them at the end of 2002.

--------------------------------------------------------------------------------
                      AGGREGATED OPTION EXERCISES IN 2002
                     AND OPTION VALUES AT DECEMBER 31, 2002
--------------------------------------------------------------------------------

                                                                         NUMBER OF                 VALUE OF
                                                                   SECURITIES UNDERLYING          UNEXERCISED
                                                                        UNEXERCISED              IN-THE-MONEY
                                                                        OPTIONS AT                OPTIONS AT
                                                                   DECEMBER 31, 2002(#)     DECEMBER 31, 2002($)(2)
                                                                   ---------------------    -----------------------
                              SHARES ACQUIRED        VALUE             EXERCISABLE/              EXERCISABLE/
NAME                          ON EXERCISE(#)     REALIZED($)(1)        UNEXERCISABLE             UNEXERCISABLE
----                          ---------------    --------------    ---------------------    -----------------------
S. C. Scott III...........            --                 --           287,320/112,500           841,655/174,375
E. J. Northacker..........            --                 --           110,346/ 26,000           425,582/ 38,480
J. W. Ripley..............            --                 --           112,942/ 35,000           294,162/ 48,290
J. L. Fiamenghi...........        20,500            146,477            48,500/ 25,500            43,020/ 34,230
J. C. Fortnum.............            --                 --            54,310/ 23,000           124,375/ 31,505

---------------

(1) Amounts shown are based on the difference between the market value of the Company's common stock on the date of exercise and the exercise price.

(2) Amounts shown are based on the difference between the closing price of the Company's common stock on December 31, 2002 ($30.13) and the exercise price.

LONG-TERM INCENTIVES

     The Company's long-term incentive program for its officers and selected senior executives consists of non-qualified stock options, shares of restricted stock and cash and/or performance share awards. Except for the performance share awards made in early 2002, the combined value of the awards for each program participant is targeted at the 60th percentile long-term compensation of the Survey Group referenced in the Compensation and Nominating Committee Report on Executive Compensation. The 2002 performance share awards were instead targeted at the 50th percentile. Non-qualified stock options are granted and restricted stock shares and performance shares are awarded under the Company's 1998 Stock Incentive Plan while the cash portion is awarded under the Company's Performance Plan. Option grants for each of the named executive officers are identified in the Option Grants Table appearing on page 17. A detailed explanation of the cash and performance share awards portion of the long-term incentive program is contained in the Long-Term Incentives section of the Compensation and Nominating Committee Report on Executive Compensation that appears beginning on page 12. The following table contains information relating to the Company's long-term incentive plan performance share awards made to the named executive officers in 2002.
--------------------------------------------------------------------------------

                  LONG-TERM INCENTIVE PLANS -- AWARDS IN 2002
--------------------------------------------------------------------------------

                                      NUMBER OF                                    ESTIMATED FUTURE PAYOUTS
                                       SHARES,          PERFORMANCE OR        UNDER NON-STOCK PRICE-BASED PLANS
                                        UNITS         OTHER PERIOD UNTIL      ----------------------------------
                                       OR OTHER         MATURATION OR         THRESHOLD      TARGET      MAXIMUM
NAME                                  RIGHTS(#)             PAYOUT               (#)          (#)          (#)
----                                  ----------      ------------------      ---------      ------      -------
S. C. Scott III.................        22,700        1/1/02 - 12/31/04        11,350        22,700      45,400
E. J. Northacker................         6,000        1/1/02 - 12/31/04         3,000         6,000      12,000
J. W. Ripley....................         6,300        1/1/02 - 12/31/04         3,150         6,300      12,600
J. L. Fiamenghi.................         5,200        1/1/02 - 12/31/04         2,600         5,200      10,400
J. C. Fortnum...................         3,600        1/1/02 - 12/31/04         1,800         3,600       7,200

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2002

     The Company maintains the Corn Products International, Inc. 1998 Stock Incentive Plan, which was approved by the stockholders, the Deferred Compensation Plan for Outside Directors and the Supplemental Executive Retirement Plan, pursuant to each of which the Company may provide certain equity compensation awards and make earned payments to eligible participants.

     The purpose of the Deferred Compensation Plan for Outside Directors is to provide at least one half of the director fees compensation that is paid to outside directors of the Company in the mandatory form of deferred phantom stock units based upon shares of Company common stock and to provide the opportunity for the outside directors to defer either 75% or 100% of their annual Board and Committee chairman retainers. Distributions will be made in one lump sum or in as many as ten equal installments beginning no sooner than six months following termination from the Board and ending no later than ten years and six months following such termination. Distributions of the deferred fees and all deemed investment earnings thereon may be made in cash or shares of Company common stock, or in any combination thereof in increments of 25%, at the selection of the outside director.

     The purpose of the Supplemental Executive Retirement Plan is to permit certain key executives of the Company to defer payment of compensation, including short and long-term incentive payments, until a later year, to provide them with the amount of retirement income not provided for under other Company plans by reason of IRS limits and elective compensation deferrals, and to preserve the opportunity for Company executives to continue to defer compensation that was deferred under plans maintained by the Company's predecessor, CPC International Inc. Participants may enroll and participate in one or more of the Plan accounts based upon their eligibility. Each Plan account consists of applicable deferrals, various applicable credits and deemed investment earnings. One of the deemed investment options is in the form of phantom stock units based upon shares of Company common stock. All directions to invest existing Plan account balances or new deferrals into the phantom stock unit option are irrevocable and distributions from that option will only be made in shares of Company common stock. Distributions will be made based upon written selections made by the participants, in the form of a single lump sum, annual installments or other available alternatives depending on the respective Plan accounts.

     The following table gives information about equity compensation provided under the Company's above-mentioned Plans. Information about the proposed amendment and restatement of the 1998 Stock Incentive Plan is not included in the table below and instead can be found under "Matters To Be Acted
Upon -- Proposal 2."

                                                                   WEIGHTED-
                                       NUMBER OF SECURITIES         AVERAGE             NUMBER OF SECURITIES
                                        TO BE ISSUED UPON      EXERCISE PRICE OF      REMAINING AVAILABLE FOR
                                           EXERCISE OF            OUTSTANDING       FUTURE ISSUANCE UNDER EQUITY
                                           OUTSTANDING             OPTIONS,              COMPENSATION PLANS
                                        OPTIONS, WARRANTS          WARRANTS            (EXCLUDING SECURITIES
PLAN CATEGORY                               AND RIGHTS            AND RIGHTS          REFLECTED IN COLUMN (A))
-------------                          --------------------    -----------------    ----------------------------
                                               (A)                    (B)                       (C)
                                       --------------------    -----------------    ----------------------------
Equity compensation plans approved
  by security holders..............         3,214,319(1)            $28.35(2)                  67,211
Equity compensation plans not
  approved by security holders.....           118,899(3)               N/A                    249,504(3)
                                            ---------               ------                    -------
Total..............................         3,333,218               $28.35(4)                 316,715
                                            =========               ======                    =======

---------------
(1) This amount includes an aggregate of 64,400 shares of Company common stock representing outstanding performance share target awards that will vest only upon the successful completion of the 2002-2004 long-term incentive performance cycle, which awards, if earned, may be payable by the Company in either cash or shares of Company common stock or a combination thereof. This amount assumes (i) that all such target awards vest 100% and (ii) that the vested awards will be paid out in the form of Company common stock.

(2) This price does not take into account the 64,400 performance share target award shares referenced in footnote 1, which shares have no exercise price.

(3) This amount assumes (i) a $30.13 per share fair market value of the 118,899 phantom stock units of the Company credited to the Deferred Compensation Plan for Outside Directors and the Supplemental Executive Retirement Plan accounts of the participating directors and executive officers, respectively, as of December 31, 2002 based upon the closing price of the Company's common stock on the New York Stock Exchange on that date and (ii) that all such phantom stock units will be paid out in the form of Company common stock.

(4) This price represents the weighted-average exercise price of outstanding options; it excludes the 118,899 phantom stock units referenced in footnote 3 as well as the 64,400 performance share target award shares referenced in footnote 1, which units and shares have no exercise price.

PENSION PLANS

     The Company has a "cash balance" defined benefit pension plan which is a tax-qualified plan within the meaning of Section 401(a) of the Code and which is applicable to its U.S. salaried employees, including the named executive officers other than J. L. Fiamenghi. Accounts of participants in the plan accrue monthly interest credits using a rate equal to a specified amount above the interest rate on short-term Treasury notes. The value of a participant's account at retirement is paid out either as a life or a joint and survivor annuity or in an optional form, such as a lump sum. The Company also has a non-qualified supplemental retirement plan, which provides benefits in addition to those payable under the qualified plan. As of January 1, 2003, the estimated annual combined benefits at age 65 for each of the named executive officers under the qualified and supplemental plans in the U.S. are as follows: S. C. Scott, $334,567; E. J. Northacker, $17,428; J. W. Ripley, $176,345; and J. C. Fortnum,
$143,872. The Company's Brazilian subsidiary, Corn Products Brasil -- Ingredientes Industriais Ltda., also maintains a defined benefit pension plan in which J. L. Fiamenghi participates. Accounts of participants in the plan accrue monthly interest credits according to the actual investment return gained. The value of a participant's account at retirement is paid out either as a joint and survivor annuity or as a partial lump sum option. There is also a death and disability benefit that is provided based on a formula that takes into account the amount of time between the triggering event and the participant's normal retirement date. As of January 1, 2003, estimated annual benefits at age 60 for
J. L. Fiamenghi are $98,466, based upon the then effective foreign currency exchange rate.

DEFERRED COMPENSATION PLANS

     The Company's Deferred Compensation Plan for Outside Directors and Deferred Stock Unit Plan allow both the outside directors and certain senior management employees to defer, in the form of the Company's phantom stock units, all or part of their respective Board retainers or their annual bonuses received for services rendered to Bestfoods and its subsidiaries prior to the spin-off. In addition, the Company's Supplemental Executive Retirement Plan allows its participants to defer portions of their annual and long-term incentive compensation in the form of the Company's phantom stock units. The Company's phantom stock units credited to the accounts of the outside directors and named executive officers under these various plans as of January 1, 2003 are indicated in the middle column of the Security Ownership Table appearing on page 8.

SPECIAL AGREEMENTS

     The Company has a severance agreement with each of the named executive officers that may require making certain payments and providing certain benefits if the officer's employment is terminated within two years after a change in control of the Company. The agreements provide for the payment of salary and vacation pay accrued through the termination date plus any applicable bonus prorated for the current year. In addition, the terminated officer would receive a lump sum payment equal to three times his or her applicable salary and annual bonus. The agreements also provide for certain continued insurance and other benefits and allowances and accelerated vesting of the terminated officer's then unvested restricted stock awards and stock option grants. Any resulting excise tax paid by the terminated officer would also be reimbursed by the Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During 2002, I. Aranguren-Castiello was Chairman of Arancia Corn Products, S.A. de C.V. Since 1998, the Company has acquired a 100% interest in Arancia Corn Products from companies controlled by Mr. Aranguren-Castiello and his family through a series of stock purchases that were previously approved by the stockholders of the Company. In connection with these purchases of interests in Arancia Corn Products, a company controlled by Mr. Aranguren-Castiello and his family received a final earnout payment of $3,711,340 for 2002. In addition, the Company has agreed to nominate Mr. Aranguren-Castiello, or a qualified nominee designated by his family, to the Board as long as his family continues to hold at least 70.0% of their original holdings of Company common stock received in the initial acquisition and such holdings represent at least 2.5% of the total outstanding shares of the Company's common stock. L. Aranguren-Trellez is the designated qualified nominee and he is the Executive President of Arancia Industrial, S.A. de C.V., whose subsidiaries have numerous transactions with the Company's Mexican subsidiary as described below. In connection with his service as Chairman of Arancia Corn Products in 2002, Mr. Aranguren-Castiello was paid a salary of $89,924 plus bonuses, based on company and individual performance, as well as pension and other retirement payments of approximately $800,000. He also received certain other benefits that are usual and customary in Mexico, including holiday/vacation pay and incidental expenses. The incidental expenses totaled $48,513.

     During 2002, Arancia Corn Products continued to have numerous transactions with the following companies in Mexico that are or were owned or controlled indirectly by Mr. Aranguren-Castiello and his family, including his son L. Aranguren-Trellez, under various contractual relationships that predate the Company's acquisition of the Mexican business. Arancia Corn Products sold products and provided steam and other minor services at commercial market rates to Enmex, S.A. de C.V. amounting to $600,000. These sales and contractual relationships are planned to continue in 2003 in approximately the same dollar amounts. During 2002, Arancia Corn Products purchased freight and similar services at commercial market rates from Transportes Minerva, S.A. de C.V. in the amount of $9.7 million. It also leased reception and additional office facilities and purchased other services at commercial market rates from Reprocesadora Industrial, S.A. de C.V. and Promociones Inmofisa, S.A. de C.V. in the combined amount of $400,000. All of these purchases and contractual relationships are planned to continue in 2003 in approximately the same dollar amounts or, in the case of Promociones Inmofisa, S.A. de C.V., in substantially lower dollar amounts.

                            MATTERS TO BE ACTED UPON

                       PROPOSAL 1. ELECTION OF DIRECTORS

     The terms of four Class III directors are expiring at the Annual Meeting. Three of the four directors are nominated for reelection and one new individual, Mr. Luis Aranguren-Trellez, is nominated to take the director's position formerly held by Mr. Aranguren-Castiello, who is retiring from the Board effective as of the Annual Meeting in accordance with the Company's Corporate Governance Principles, with each nominee to hold office for a three-year term expiring in 2006.

     All of the nominees for election have consented to being named in this proxy statement and to serve if elected. If, for any reason, any of the nominees should not be a candidate for election at the Annual Meeting, the proxies will be voted for substitute nominees designated by the Board unless it has reduced its membership prior to the Annual Meeting. The Board does not anticipate that any of the nominees will be unavailable to serve if elected. The nominees and the directors continuing in office will normally hold office until the annual meeting of stockholders in the year indicated on this and the following pages.
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            CLASS III NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 2006
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LUIS ARANGUREN-TRELLEZ

Age -- 41
Has not yet served as Director
Position vacated by the retirement of Mr. Aranguren-Castiello

EXECUTIVE PRESIDENT OF ARANCIA INDUSTRIAL, S.A. DE C.V.

Mr. Aranguren-Trellez has been Executive President of Arancia Industrial, S.A. de C.V., a Mexican company that is controlled by Mr. Aranguren-Trellez's father and his family and that is the former joint venture partner with the Company in corn wet milling and refining operations in Mexico, since 2000. Previously, he served as Operations Director of Arancia Corn Products, S.A. de C.V., the Company's Mexican subsidiary, from 1996 until 2000, and in various other Arancia Corn Products management positions since 1989. He is also a director of Sistemas Pecuarios, S.A. de C.V., a joint venture between private Mexican and Great Britain companies, and Pacific Star and PFS de Mexico, two related joint ventures between J. P. Morgan and a private Mexican company.
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RONALD M. GROSS

Age -- 69
Director since 1998
Member of the Compensation and Nominating Committee

CHAIRMAN EMERITUS, FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF RAYONIER, INC.

Mr. Gross is Chairman Emeritus, former Chairman and Chief Executive Officer of Rayonier, Inc., a global supplier of specialty pulps, timber and wood products. He had been Chairman and Chief Executive Officer from 1994, when Rayonier was spun off from ITT Corporation, until December 31, 1998. Previously, he served as President, Chief Operating Officer and a director of ITT Rayonier Inc. from 1978 to 1981, and, in addition, became Chief Executive Officer in 1981 and Chairman from 1984 until 1994. He is also a director of Rayonier, Inc. and the Pittston Company.
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WILLIAM S. NORMAN

Age -- 64
Director since 1997
Chairman of the Compensation and Nominating Committee and member of the Corporate Governance Committee

PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE TRAVEL INDUSTRY ASSOCIATION OF AMERICA

Mr. Norman has been President and Chief Executive Officer of the Travel Industry Association of America since 1994. Previously, he served as Executive Vice President of the National Railroad Passenger Corporation (AMTRAK) from 1987 to 1994. He is also a director of Travel Industry Association of America, The An-Bryce Foundation, U.S. Navy Memorial Foundation, International Consortium for Research on the Health Effects of Radiation and the Logistics Management Institute. He is also a member of the Board of Trustees of West Virginia Wesleyan College, the Board of Overseers of the Hospitality Hall of Honor and Archives and the National Park Service Advisory Board (U.S. Department of Interior).
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CLIFFORD B. STORMS

Age -- 70
Director since 1997
Member of the Audit Committee

PRIVATE ATTORNEY

Mr. Storms was Senior Vice President (since 1988) and General Counsel (since
1975) of Bestfoods, a global producer of consumer food products, until his retirement in 1997. He is a director of Atlantic Legal Foundation, Inc., a member of the Executive Committee of the Yale Law School Association, a past President of the Association of General Counsel, and a member of the Panel of Arbitrators of the American Arbitration Association Large Complex Case Program, the Alternate Dispute Resolution Panel of the Center for Public Resources, the Association of the Bar of the City of New York and the American Bar Association.
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  THE BOARD RECOMMENDS THAT YOU VOTE FOR THE NOMINEES FOR CLASS III DIRECTORS.
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               CLASS I DIRECTORS CONTINUING IN OFFICE UNTIL 2004
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KAREN L. HENDRICKS

Age -- 55
Director since 2000
Member of the Compensation and Nominating Committee

FORMER CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF BALDWIN PIANO & ORGAN COMPANY

Ms. Hendricks retired in April 2001 as Chairman, President and Chief Executive Officer of Baldwin Piano & Organ Company, a maker of fine musical instruments that filed a voluntary petition under the federal bankruptcy laws in May 2001. Prior to joining Baldwin in 1994, she served as Executive Vice President and General Manager, Skin Care Division, at the Dial Corporation. Ms. Hendricks is a trustee of The Ohio State University.
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BERNARD H. KASTORY

Age -- 57
Director since 1997
Chairman of the Finance Committee and member of the Corporate Governance
Committee

PROFESSOR IN THE DEPARTMENT OF MANAGEMENT AND BUSINESS AT SKIDMORE COLLEGE

Mr. Kastory was appointed to his present position in 2001 following his retirement from Bestfoods, a global producer of consumer food products that was acquired by Unilever in 2000. Previously, he served as Senior Vice
President -- Asia, Latin America and Baking Operations of Bestfoods, and prior thereto he served as Senior Vice President -- Finance and Administration from 1997 until 1999, as Chairman and Chief Executive Officer of Bestfoods' Baking Business from 1995 until 1997 and as President of its Corn Refining Business and Vice President of Bestfoods since 1992.
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SAMUEL C. SCOTT III

Age -- 58
Director since 1997

CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF THE COMPANY

Before becoming Chairman and Chief Executive Officer of the Company in 2001, Mr. Scott served as President and Chief Operating Officer of the Company since 1997. Prior thereto, he was President of Bestfoods' worldwide Corn Refining Business from 1995 to 1997 and President of its North American Corn Refining Business from 1989 to 1997. He was elected a Vice President of CPC International Inc. in 1991. He is also a director of Motorola, Inc., ACCION USA and Inroads Chicago and a trustee of the Chicago Symphony.
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               CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2005
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RICHARD J. ALMEIDA

Age -- 60
Director since 2001
Member of the Compensation and Nominating Committee

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF HELLER FINANCIAL, INC.

Mr. Almeida retired in 2001 as Chairman and Chief Executive Officer of Heller Financial, Inc., a commercial finance and investment banking organization, after having served as Chairman since 1995. Prior thereto, he served as the Executive Vice President and Chief Financial Officer from 1987 until 1995. Mr. Almeida is a director of CARE USA, The Chicago Public Education Fund and The Old Masters Society of The Art Institute of Chicago. He is also a trustee of The Latin School of Chicago and Chairman of the Board of Directors of High Jump.
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ALFRED C. DECRANE, JR.

Age -- 71
Director since 1997
Chairman of the Corporate Governance Committee and member of the Audit Committee

FORMER CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF TEXACO INC.

Mr. DeCrane retired in 1996 as Chairman and Chief Executive Officer of Texaco Inc., a manufacturer of gasoline and other petroleum-based products. He was elected President of Texaco in 1983, Chairman of the Board in 1987 and Chief Executive Officer in 1993. He is a director of Harris Corporation and U.S. Global Leaders Growth Fund, Ltd., and Co-Chairman of the United States -- Saudi Arabian Business Council. Mr. DeCrane is also a member of the Morgan Stanley European Advisory Board and a life trustee of the University of Notre Dame.
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GUENTHER E. GREINER

Age -- 64
Director since 1998
Chairman of the Audit Committee and member of the Corporate Governance Committee

PRESIDENT OF INTERNATIONAL CORPORATE CONSULTANCY LLC

Mr. Greiner formed International Corporate Consultancy LLC, a global finance-consulting firm, upon his retirement from Citicorp/Citibank, N.A. in April 1998. He joined Citibank Germany in 1965 and was appointed a vice president in 1974. After successive assignments in Europe, North America, Africa and the Middle East, he became an executive vice president of the World Corporate Group in 1989 and senior group executive and executive vice president of Citibank's Global Relationship Bank in 1995. He is also a director of Ermenegildo Zegna. In addition, he is a director of the New York Philharmonic, German American Chamber of Commerce (New York) and AICG -- The Johns Hopkins University.
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JAMES M. RINGLER

Age -- 57
Director since 2001
Member of the Audit Committee

VICE CHAIRMAN OF ILLINOIS TOOL WORKS INC.

Mr. Ringler is Vice Chairman of Illinois Tool Works Inc. (since 1990), a multinational manufacturer of highly engineered products and specialty systems. From October, 1997 to December, 1999, he was Chairman of the Board, President and Chief Executive Officer of Premark International, Inc., a multinational manufacturer and marketer of food equipment, decorative products and consumer products. From 1996 to September, 1997, he served as President and Chief Executive Officer of Premark International, Inc. and as President and Chief Operating Officer from 1992 until 1996. Mr. Ringler is also a director of The Dow Chemical Company, FMC Technologies, Inc. and Autoliv, Inc.
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PROPOSAL 2. APPROVAL OF THE COMPANY'S 1998 STOCK INCENTIVE PLAN, AS AMENDED AND
                                    RESTATED

GENERAL INTRODUCTION

     The Company's Board of Directors, following approval by the Compensation and Nominating Committee of the Board (the "Committee"), authorized the adoption of an amended and restated Corn Products International, Inc. 1998 Stock Incentive Plan (the "Plan"), subject to the approval of the Plan by the Company's stockholders. A copy of the Plan is attached as Exhibit "A" to this Proxy Statement, and this discussion is qualified in its entirety by reference to the full text of the Plan.

     The existing Corn Products International, Inc. 1998 Stock Incentive Plan was originally approved by the Company's stockholders in 1998 and was subsequently amended by the Board in 1999, 2000 and 2002 pursuant to the provisions of Section 5.2 thereof (the "Existing Plan"). The approval of the Plan by the Company's stockholders will amend the Existing Plan by increasing the Common Stock of the Company available for grants and awards to 5,700,000 shares from the current 3,500,000 shares (subject to adjustment as described below) and by making a number of minor and general conforming changes to other provisions of the Existing Plan.

     The Board and the Committee believe that the proposed changes to the Existing Plan accomplished by the adoption of the Plan would be in the best interests of the Company. The purpose of the Plan is to promote the long-term financial success of the Company by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations; and
(v) enabling such executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership. Under the Plan, the Company may grant nonqualified stock options, incentive stock options, restricted stock, bonus stock, long-range performance awards and performance shares.

     The Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), regarding deductibility of executive compensation, which requirements are discussed in more detail below. The material features of the Plan are summarized below.

DESCRIPTION OF THE PLAN

     Administration. The Committee is responsible for administration of the Plan. Members of the Committee do not serve for fixed periods but may be appointed or removed at any time by the Board. The Committee shall consist of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (ii) an "outside director" within the meaning of Section 162(m) of the Code. Subject to the express provisions of the Plan, the Committee has the authority to select eligible directors, officers and other key management employees of the Company and its subsidiaries for participation in the Plan and determine all of the terms and conditions of each grant and award. There are approximately 9 directors, 11 officers and 150 other management employees who will be eligible to participate in the Plan based upon their managerial positions. The benefits or amounts that will be received by any of the participants are indeterminable at this time. Each grant and award will be evidenced by a written agreement containing such provisions not inconsistent with the Plan as the Committee shall approve. The Committee also has the authority to establish rules and regulations for administration of the Plan and to decide questions of interpretation of any provisions of the Plan. All such rules, regulations, interpretations and conditions will be conclusive and binding on all parties. In addition, the Board has delegated to the Committee the power to authorize one or more executive officers of the Company to grant and administer option grants and restricted stock awards under the Plan; provided, however, that such executive officers may not grant options or award restricted stock to themselves or to any employee of the Company who is subject to the requirements of Section 16 of the Securities Exchange Act of 1934.

NUMBER OF SHARES AVAILABLE UNDER THE PLAN

     Available Shares. The total number of shares of the Common Stock of the Company available for grants and awards to eligible recipients under the Plan is to be increased from the initially authorized 3,500,000 to 5,700,000 (subject to adjustment in the event of a stock split, stock dividend, recapitalization, merger, spin-off or other similar change or event involving the Company). Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof. To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in the Plan.

     Awards under the Plan are to be evidenced by written agreements containing the terms and conditions of the awards. Such agreements are subject to amendment, including unilateral amendment by the Company (with the approval of the Committee) unless such amendments adversely affect the participant. To the extent that an award payable in shares of the Common Stock of the Company is forfeited, cancelled, returned to the Company for failure to satisfy vesting requirements or upon the occurrence of other forfeiture events or otherwise terminates without payment being made thereunder, the shares of the Common Stock of the Company covered thereby will no longer be charged against the maximum 5,700,000 share limitation described above and may again be subject to awards under the Plan.

     Change in Control. In the event of certain acquisitions of 15% or more of the Common Stock, a change in a majority of the Board, or the approval by stockholders of a reorganization, merger or consolidation or sale or disposition of all or substantially all of the assets of the Company (unless, among other conditions, the Company's stockholders receive 60% or more of the stock of the surviving company) or the approval by stockholders of a liquidation or dissolution of the Company, all outstanding options will be exercisable in full, all other awards will vest, and each option, and other award will represent a right to acquire the appropriate number of shares of common stock received in the merger or similar transaction.

     Effective Date, Termination and Amendment. The Plan became effective as of January 1, 1998 and will terminate ten years thereafter, unless terminated earlier by the Board. The Board may amend the Plan at any time, subject to any requirement of stockholder approval required by applicable law, rule or regulation and provided that no amendment may be made without stockholder approval if such amendment would (i) increase the maximum number of shares of Common Stock available under the Plan, (ii) effect any change inconsistent with
Section 422 of the Code, (iii) extend the term of the Plan or (iv) reduce the minimum purchase price of a share of Common Stock subject to an option.

     Stock Options -- General. The Committee, or the executive officers delegated authority to grant and administer options by the Board, will determine the conditions to the exercisability of an option. Upon exercise of an option, including an incentive stock option, the purchase price may be paid in cash, by delivery of previously owned shares of Common Stock or by authorizing the Company to withhold shares of Common Stock which would otherwise be delivered upon exercise of the option. Additionally, the Committee, or the executive officers delegated authority to grant and administer options by the Board, may, in its or their sole discretion, either at the time of grant of an option or thereafter, provide that a Participant who exercises an option (the "Original Option") shall receive a new option (the "Replacement Option") for up to the number of shares acquired upon the exercise of the Original Option. The date of grant of such Replacement Option shall be the exercise date of the Original Option and the exercise price and other terms of such Replacement Option shall be determined in accordance with the provisions of the Plan governing exercise price and other terms generally; provided, however, that the expiration date of the Replacement Option shall be the same as the expiration date of the Original Option.

     Nonqualified Stock Options. The period for the exercise of a nonqualified stock option will be determined by the Committee or the authorized executive officers. The exercise price of a nonqualified option will not be less than the fair market value of the Common Stock on the date of grant of such option.

     In the event of termination of employment by reason of death, retirement on or after age 55 with a minimum of 10 years of employment with or service to the Company, or disability, each nonqualified stock option shall be exercisable for the remainder of the option period as stated under the terms of the option, but only to the extent that such option was exercisable at the date of such termination of employment. In the event of termination of employment for any other reason, each nonqualified stock option will remain exercisable, to the extent such option was exercisable at the date of such termination of employment, for a period of 90 days after such termination of employment, but in no event after the expiration of such option. If an employee is terminated for Cause (as such term is defined in the Plan), his or her rights under all options will terminate on the date of such termination.

     Incentive Stock Options. No incentive stock option will be exercisable more than ten years after its date of grant, unless the recipient of the incentive stock option owns greater than ten percent of the voting power of all shares of capital stock of the Company (a "ten percent holder"), in which case the option will be exercisable for no more than five years after its date of grant. The exercise price of an incentive stock option will not be less than the fair market value of the Common Stock on the date of grant of such option, unless the recipient of the incentive stock option is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

     In the event of a termination of employment by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code), incentive stock options will be exercisable only to the extent such options were exercisable on the effective date of such optionee's termination of employment for a period of no more than one year after such termination (or such shorter period as determined by the Committee), but in no event after the expiration of the incentive stock option. In the event of a termination of employment by reason of death, incentive stock options will be exercisable only to the extent such options were exercisable on the effective date of such termination for a period of three years after the date of death, but in no event after the expiration of the incentive stock option. In the event an employee is terminated for Cause, any incentive stock options held by such individual will terminate on the date of such termination of employment. In the event of a termination of employment for any other reason, incentive stock options will be exercisable to the extent exercisable on the date of termination for a period of 90 days after such termination, but in no event after the expiration of the incentive stock option. If the holder of an incentive stock option dies during the specified periods following termination of employment by reason of permanent and total disability or for any other reason (except a termination of employment which is for Cause), each incentive stock option will be exercisable only to the extent such option was exercisable on the date of the holder's death, and may thereafter be exercised for a period of no more than three years but in no event after expiration of the incentive stock option.

     Bonus Stock and Restricted Stock Awards. The Plan provides for the grant of (i) bonus stock awards, which are vested upon grant, and (ii) stock awards which may be subject to a restriction period ("restricted stock"). An award of restricted stock may be subject to specified performance measures for the applicable restriction period. Shares of restricted stock will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or, if the restricted stock is subject to performance measures, if such performance measures are not attained during the restriction period; provided, however, that termination of employment by reason of retirement on or after age 55 (with a minimum of ten years of employment with or service to the Company), disability, death, or under certain other circumstances as the Committee or authorized executive officers deem appropriate, will result in the restricted stock becoming vested in such amount as the Committee or authorized executive officers determine. In the event of termination of employment for any other reason, the portion of a restricted stock award which is then subject to a restriction period will be forfeited and canceled by the Company. Unless otherwise determined by the Committee or the authorized executive officers, the holder of a restricted stock award will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock.

     Performance Share Awards. The Plan also provides for the grant of performance shares. Each performance share is a right, contingent upon the attainment of performance measures within a specified performance period, to receive one share of Common Stock, which may be restricted stock, or the fair market value of such performance share in cash. Prior to the settlement of a performance share award in shares of Common Stock, the holder of such award will have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to the award. Performance shares will be non-transferable and subject to forfeiture if the specified performance measures are not attained during the applicable performance period; provided, however, that termination of employment by reason of retirement on or after age 55 (with a minimum of ten years of employment with or service to the Company), disability, death, or under certain other circumstances as the Committee deems appropriate, will result in the performance share award becoming vested in such amount as the Committee may determine. In the event of termination of employment for any other reason, the portion of a performance share award which is then subject to a performance period will be forfeited and canceled by the Company.

     Performance Goals. Under the Plan, the vesting or payment of performance share awards and certain awards of restricted stock will be subject to the satisfaction of certain performance goals. All officers and other key employees are eligible to be selected by the Committee to receive such awards. The performance goals applicable to a particular award will be determined by the Committee at the time of grant of such award. At present, awards in connection with the long-term incentive awards of the executive officers for the three-year period commencing on January 1, 2002 are outstanding. Under the Plan, such performance goals may be one or more of the following: total stockholder return (based on the change in the price of a share of the Company's Common Stock and dividends paid); earnings per share; operating income; net income; return on stockholder's equity; return on assets; economic value added; and cash flow. If the performance goal or goals applicable to a particular award are satisfied, the amount of compensation would be determined as follows: In the case of a performance share award, the amount of compensation would equal the number of performance shares subject to such award multiplied by (i) the closing sale price of a share of Common Stock on the NYSE at the time the performance shares vest or (ii), if such performance shares are settled in shares of restricted stock, the value of a share of Common Stock at the time such restricted stock vests. In the case of restricted stock awards which are subject to one or more performance goals, the amount of compensation would equal the number of shares of restricted stock subject to such award multiplied by the value of a share of Common Stock at the time such restricted stock vests. Payments of cash, shares of Common Stock or any combination thereof to any participant in respect of the settlement of a Performance Share Award for any Performance Period shall not exceed $5,000,000, with respect to the cash payment for such award and shall not exceed 250,000 shares of Common Stock, with respect to the Common Stock payment for such award.

FEDERAL TAX CONSIDERATIONS

     The Company has been advised by its counsel that awards made under the Plan generally will result in the following tax events for United States citizens under current United States federal income tax laws.

     Incentive Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time an incentive stock option is granted under the Plan. If certain statutory employment and holding period conditions are satisfied before the recipient disposes of shares acquired pursuant to the exercise of such an option, then no taxable income will result upon the exercise of such option, and the Company will not be entitled to any deduction in connection with such exercise. Upon disposition of the shares after expiration of the statutory holding periods, any gain or loss realized by a recipient will be a capital gain or loss. The Company will not be entitled to a deduction with respect to a disposition of the shares by a recipient after the expiration of the statutory holding periods.

     Except in the event of death, if shares acquired by a recipient upon the exercise of an incentive stock option are disposed of by such recipient before the expiration of the statutory holding periods (a "disqualifying disposition"), such recipient will be considered to have realized as compensation, taxable as ordinary income in the year of disposition, an amount, not exceeding the gain realized on such disposition, equal to the difference between the exercise price and the fair market value of the shares on the date of exercise of the option. The Company will be entitled to a deduction at the same time and in the same amount as the recipient is deemed to have realized ordinary income. Any gain realized on the disposition in excess of the amount treated as compensation or any loss realized on the disposition will constitute capital gain or loss, respectively. If the recipient pays the option price with shares that were originally acquired pursuant to the exercise of an incentive stock option and the statutory holding periods for such shares have not been met, the recipient will be treated as having made a disqualifying disposition of such shares, and the tax consequences of such disqualifying disposition will be as described above.

     The foregoing discussion applies only for regular tax purposes. For alternative minimum tax purposes, an incentive stock option will be treated as if it were a non-qualified stock option, the tax consequences of which are discussed below.

     Non-qualified Stock Options. A recipient will realize no taxable income, and the Company will not be entitled to any related deduction, at the time a non-qualified stock option is granted under the Plan. At the time of exercise of a non-qualified stock option, the recipient will realize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the stock on the date of exercise over the option price. Upon disposition of the shares, any additional gain or loss realized by the recipient will be taxed as a capital gain or loss.

     Restricted Stock.  Unless the recipient files an election to be taxed under
Section 83(b) of the Code: (a) the recipient will not realize income upon the grant of restricted stock; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, when the restrictions have been removed or expire; and (c) the amount of such ordinary income and deduction will be the fair market value of the restricted stock on the date the restrictions are removed or expire. If the recipient files an election to be taxed under Section 83(b) of the Code, the tax consequences to the recipient and the Company will be determined as of the date of the grant of the restricted stock rather than as of the date of the removal or expiration of the restrictions.

     When the recipient disposes of restricted stock, the difference between the amount received upon such disposition and the fair market value of such shares on the date the recipient realizes ordinary income will be treated as a capital gain or loss.

     Performance Share Awards. Generally: (a) the recipient will not realize income upon the grant of a performance share award; (b) the recipient will realize ordinary income, and the Company will be entitled to a corresponding deduction, in the year cash, shares of Common Stock or a combination of cash and shares are delivered to the recipient in payment of the performance share award; and (c) the amount of such ordinary income and deduction will be the amount of cash received plus the fair market value of the shares of Common Stock received on the date of issuance. Upon disposition of shares received by a recipient in payment of a performance share award, the recipient will recognize capital gain or loss equal to the difference between the amount received upon such disposition and the fair market value of the shares on the date they were originally received by the recipient.

     Compensation of the Company's Chief Executive Officer and four other most highly compensated executive officers is subject to the tax deduction limits of
Section 162(m) of the Code. Awards that qualify as "performance-based compensation" will be exempt from Section 162(m), thus allowing the Company the full tax deduction otherwise permitted for such awards. If approved by the Company's stockholders, the Plan will enable the Committee to grant awards that will be exempt from the deduction limits of Section 162(m) of the Code.
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             THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
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              PROPOSAL 3. RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board, in accordance with the recommendation of its Audit Committee, has appointed KPMG LLP ("KPMG") as independent auditors of the Company's operations in 2003, subject to ratification by the stockholders. The Company has engaged KPMG as its independent auditors since the spin-off of the Company from Bestfoods. Representatives of KPMG are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire. KPMG also performs certain non-audit services for the Company.

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             THE BOARD RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL.
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                      2001 AND 2002 AUDIT FIRM FEE SUMMARY

     Following is a summary of professional services provided by the Company's principal auditors, KPMG LLP, during the years ended December 31, 2001 and 2002, and the related fees:

                                                                  2001        2002
                                                                --------    --------
Audit fees of the annual consolidated financial statements
  and completion of limited reviews of quarterly financial
  information...............................................    $874,420    $981,729
Total audit related fees....................................    $166,600    $ 78,420
Total tax fees..............................................    $100,270    $ 26,900
All other fees..............................................        None        None

     All audit fees were approved by the Audit Committee in advance of the services being performed. The audit related fees include benefit plan audits, review of government filings and consultation on the application of accounting principles. The tax fees relate to tax compliance and consultation in the various countries where the Company operates. The Audit Committee has considered the compatibility of the non-audit services provided by the Company's principal auditors with auditor independence.
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                                 OTHER MATTERS

     We do not know of any other matters or items of business to be presented or acted upon at the Annual Meeting. If other proposals are properly presented, each of the persons named in the proxy card is authorized to vote on them using his or her best judgment.

                 STOCKHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

     Proposals of stockholders that are intended to be presented at the 2004 annual meeting and notice of a stockholder's desire to be included in the Company's proxy statement for that meeting, which is expected to be held on or about Wednesday, May 19, 2004, must comply with certain rules and regulations promulgated by the SEC. The deadline for submitting any such proposal (which is otherwise in compliance with those rules and regulations) to the Company for inclusion in the proxy statement for the 2004 annual meeting of stockholders is November 29, 2003.

     Under the Company's By-laws, a stockholder may present at the 2004 annual meeting of stockholders any other business, including the nomination of candidates for director, only if the stockholder has notified the Company's Corporate Secretary, in writing, of the business or candidates not earlier than 120 days, expected to be about November 29, 2003, and not later than 90 days, expected to be about December 29, 2003, before the anniversary of the date the proxy statement for the previous year's annual meeting of stockholders was released. There are other procedural requirements in the Company's By-laws pertaining to stockholder nominations and proposals. Any stockholder of the Company may receive a current copy of the Company's By-laws, without charge, by writing to the Corporate Secretary.

                             ADDITIONAL INFORMATION

     The Company files annual, quarterly and special reports, proxy statements and other information with the SEC as required. SEC filings are generally available to the public from commercial document retrieval services, on the Company's web site at www.cornproducts.com and on the Internet web site maintained by the SEC at www.sec.gov. You may also read and copy any reports, statements or other information that are filed at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The Company also files certain reports and other information with the NYSE, on which the Company's common stock is traded. Copies of such material can be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

     The SEC allows the Company to "incorporate by reference" information into this proxy statement, which means that the Company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, and information that is filed later by the Company with the SEC will automatically update and supersede this information. The Company incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act.

     THE COMPANY FILINGS (FILE NO.1-13397)                         PERIOD
     -------------------------------------                         ------
Annual Report on Form 10-K                          Fiscal Year Ended December 31, 2002.

     You may request a separate copy of these filings, at no cost, by writing or telephoning the Corporate Secretary of the Company at the following address or number:
              Corn Products International, Inc.
              Attention: Corporate Secretary
              5 Westbrook Corporate Center
              Westchester, Illinois 60154
              Telephone: 708-551-2600.

     PLEASE COMPLETE THE ACCOMPANYING PROXY CARD OR VOTING INSTRUCTION FORM AND MAIL IT IN THE ENCLOSED, POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE OR CAST YOUR VOTE EITHER BY TELEPHONE OR ELECTRONICALLY THROUGH THE INTERNET.
                                          By order of the Board of Directors,

                                          /s/ MARCIA E. DOANE
                                          Marcia E. Doane
                                          Vice President, General Counsel
                                          and Corporate Secretary
March 28, 2003

                                  EXHIBIT "A"
                       CORN PRODUCTS INTERNATIONAL, INC.
                           1998 STOCK INCENTIVE PLAN
                  (AS AMENDED AND RESTATED FEBRUARY 12, 2003)

                                I. INTRODUCTION

     1.1 PURPOSE. The purpose of the Corn Products International, Inc. 1998 Stock Incentive Plan (the "Plan") of Corn Products International, Inc. (the "Company") is to promote the long-term financial success of the Company by (i) attracting and retaining executive personnel of outstanding ability; (ii) strengthening the Company's capability to develop, maintain and direct a competent management team; (iii) motivating executive personnel by means of performance-related incentives to achieve longer-range performance goals; (iv) providing incentive compensation opportunities which are competitive with those of other major corporations and (v) enabling such executive personnel to participate in the long-term growth and financial success of the Company through increased stock ownership.

     1.2 CERTAIN DEFINITIONS. In addition to the defined terms set forth elsewhere in this Plan, the terms set forth below, shall, when capitalized, have the following respective meanings.

     "BOARD" shall mean the Board of Directors of the Company.

     "BONUS STOCK" shall mean shares of Common Stock that are not subject to a Restriction Period or Performance Measures.

     "CAUSE" shall mean the willful and continued failure to substantially perform the duties assigned by the Company (other than a failure resulting from the optionee's Disability), the willful engaging in conduct which is demonstrably injurious to the Company or any Subsidiary, monetarily or otherwise, including conduct that, in the reasonable judgment of the Committee, no longer conforms to the standard of the Company's executives, any act of dishonesty, commission of a felony, or a significant violation of any statutory or common law duty of loyalty to the Company.

     "CHANGE IN CONTROL" shall have the meaning set forth in Section 5.8(b).

     "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     "COMMITTEE" shall mean the Compensation and Nominating Committee designated by the Board, consisting of two or more members of the Board, each of whom shall be (i) a "Non-Employee Director" within the meaning of Rule 16b-3 under the Exchange Act and (ii) an "outside director" within the meaning of Section 162(m) of the Code.

     "COMMON STOCK" shall mean the common stock, $.01 par value, of the Company.

     "DISABILITY DATE" shall mean the date on which a Participant becomes a "Disabled Participant" under the Corn Products International, Inc. Retirement Savings Plan for Salaried Employees (the "Corn Products Savings Plan") or a successor to such plan or any such similar plan containing a disability provision applicable to the Participant. If a Participant is not covered by the Corn Products Savings Plan or a similar plan containing a disability provision, the determination of whether the Participant has a "Disability Date" shall be made by the Committee by applying the provisions of the Corn Products Savings Plan as if the Participant were a participant of such plan or any similar plan that the Committee determines to be appropriate.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

     "FAIR MARKET VALUE" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the New York Stock Exchange Composite Transactions on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that, in the case of the exercise of an Incentive Stock Option or Non-Statutory Stock Option through a broker, Fair Market Value shall mean the sales price received for a share of Common Stock and, provided further, that Fair Market Value may be determined by the Committee by whatever other means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

     "INCENTIVE STOCK OPTION" shall mean an option to purchase shares of Common Stock which meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

     "MATURE SHARES" shall mean previously-acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     "NON-STATUTORY STOCK OPTION" shall mean a stock option that is not an Incentive Stock Option.

     "PARTICIPANT" shall mean an individual who has been granted an Incentive Stock Option, a Non-Statutory Stock Option, a Bonus Stock Award, Performance Share Award or Restricted Stock Award.

     "PERFORMANCE MEASURES" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the exercisability of all or a portion of an option, (ii) as a condition to the grant of a Stock Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt of Common Stock subject to a Restricted Stock Award or a Performance Share Award and/or of payment with respect to such award. The Committee may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting, but only to the extent such adjustment would not cause any portion of the award, upon payment, or the option, upon exercise, to be nondeductible pursuant to section 162(m) of the Code. Such criteria and objectives may include one or more of the following: total stockholder return (based on the change in the price of a share of the Company's Common Stock and dividends paid) earnings per share; operating income; net income; return on stockholder's equity; return on assets; economic value added; and cash flows. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code, the Performance Measures (i) shall be established by the Committee no later than the end of the first quarter of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under Section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

     "PERFORMANCE PERIOD" shall mean any period designated by the Committee during which the Performance Measures applicable to a Performance Share Award shall be measured.

     "PERFORMANCE SHARE" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive one share of Common Stock, which may be Restricted Stock, or in lieu of all or a portion thereof, at the Committee's discretion, the Fair Market Value of such Performance Share in cash.

     "PERFORMANCE SHARE AWARD" shall mean an award of Performance Shares under this Plan.

     "PERMANENT AND TOTAL DISABILITY" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

     "RESTRICTED STOCK" shall mean shares of Common Stock that are subject to a Restriction Period.

     "RESTRICTION PERIOD" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award.

     "STOCK AWARD" shall mean a Restricted Stock Award or a Bonus Stock Award.

     1.3 ADMINISTRATION. This Plan shall be administered by the Committee. The Committee shall have the authority to determine eligibility for awards hereunder and to determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock, and the number of Performance Shares subject to such an award, the exercise price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under Section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (i) any or all outstanding options shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Performance Share Award shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share Award shall be deemed to be satisfied at the maximum or any other level.

     The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

     The Committee shall keep minutes of its meetings and of action taken by it without a meeting. A majority of the Committee shall constitute a quorum. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a quorum is present or (ii) acts approved in writing by all of the members of the Committee without a meeting.

     Notwithstanding anything in the Plan to the contrary, in accordance with
Section 157 of the Delaware General Corporation Law, the Committee may, by resolution, authorize one or more executive officers of the Company to do one or both of the following: (i) designate non-director and non-executive officer employees of the Company or any of its Subsidiaries to be recipients of rights or options entitling the holder thereof to purchase from the Company shares of its capital stock of any class or other awards hereunder; and (ii) determine the number of such rights, options, or awards to be received by such non-director and non-executive officer employees; provided, however, that the resolution so authorizing such executive officer or officers shall specify the total number of rights, options, or awards such executive officer or officers may so award. The Committee may not authorize an executive officer to designate himself or herself or any director or other executive officer of the Company to be a recipient of any such rights, options, or awards.

     1.4 ELIGIBILITY. Participants in this Plan shall consist of such directors, officers, and other employees of the Company and its Subsidiaries from time to time, and any other entity designated by the Board or the Committee (individually a "Subsidiary" and collectively the "Subsidiaries") as the Committee, in its sole discretion, may select from time to time. For purposes of this Plan, reference to employment by the Company shall also mean employment by a Subsidiary.

     1.5 SHARES AVAILABLE. Subject to adjustment as provided in Section 5.7, 5,700,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock (i) that are issued upon the grant of a Stock Award and (ii) which become subject to outstanding options and outstanding Performance Shares. To the extent that shares of Common Stock subject to an outstanding option, Stock Award or Performance Shares are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under this Plan. If an award is made in the form of an option coupled with a Performance Share Award such that the Participant can receive the designated number of shares either upon exercise of the option or upon earning of the Performance Share, but not both, such coupled award shall be treated as a single award of the designated number of shares for purposes of this Section 1.5.

     Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

     To the extent required by Section 162(m) of the Code and the rules and regulations thereunder, the maximum number of shares of Common Stock with respect to which options or Stock Awards or Performance Share Awards or a combination thereof may be granted during any calendar year to any person shall be 250,000, subject to adjustment as provided in Section 5.7.

                               II. STOCK OPTIONS

     2.1 STOCK OPTIONS. Except as is otherwise provided for in Section 1.3, only the Committee may, in its discretion, grant Incentive Stock Options or Non-Statutory Stock Options to purchase shares of Common Stock to such eligible persons under Section 1.4 as may be selected by the Committee.

     The Committee may in its sole discretion, either at the time of grant of an option or thereafter, determine that a Participant who exercises an option (the "Original Option") shall receive a new option (a "Replacement Option") for up to the number of shares acquired upon exercise of the Original Option and with an option price and other terms determined pursuant to Section 2.2 hereof (treating the date of exercise of the Original Option as the date of the grant of the Replacement Option) and with the same expiration date as the expiration date of the Original Option; and the Committee may in its sole discretion impose conditions in connection with such issuance of Replacement Options consistent with the goal of encouraging stock ownership by employees, including without limitation, holding period requirements for shares received upon exercise of the Original Option or restrictions delaying the exercisability of the Replacement Option. In no event shall any such Replacement Option include a provision for an automatic grant of another Replacement Option of the type described in the preceding sentence.

     Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

     (a) Number of Shares and Purchase Price. The number of shares and the purchase price per share of Common Stock subject to an option shall be determined by the Committee, provided, however, that the purchase price per share of Common Stock shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option and provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or subsidiary as defined in Section 424 of the Code) (a "Ten Percent Holder"), the purchase price per share of Common Stock shall be the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

     (b) Option Period and Exercisability. Each option, by its terms, shall require the Participant to remain in the continuous employ of the Company for at least one year following the date of grant of the option before any part of the option shall be exercisable, except in the case of a Change in Control. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. Once determined and stated in an Agreement with respect to an option, the period during which an option can be exercised shall not be further extended. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only for whole shares of Common Stock.

     (c) Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) by the delivery of cash in the amount of the aggregate purchase price payable by reason of such exercise by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B), in each case to the extent set forth in the Agreement relating to the option and (ii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No certificate representing Common Stock shall be delivered until the full purchase price therefor has been paid (or arrangement made for such payment to the Company's satisfaction).

     2.2  TERMINATION OF EMPLOYMENT OR SERVICE.  (a)Non-Statutory Stock
Options. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b) if the employment with the Company of a holder of an option (other than an Incentive Stock Option) terminates by reason of (i) death, or (ii) retirement on or after age 55 with a minimum of 10 years of employment with or service to the company, or (iii) the occurrence of such individual's Disability Date, such option shall be exercisable for the remainder of the option period as stated under the terms of the option, but only to the extent that such option was exercisable at the date of such termination of employment.

     If an optionee's employment is terminated for any other reason, his option shall remain exercisable to the extent that such option was exercisable at the date of such termination of employment, for a period of 90 days following such termination of employment. Notwithstanding anything to the contrary contained in the preceding sentence, if an optionee's employment is terminated by the Company for Cause, his rights under all options shall terminate on the effective date of such optionee's termination of employment.

     (b) Termination of Employment -- Incentive Stock Options. Unless otherwise specified in the Agreement evidencing an option, but subject to
Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of permanent and total disability (as defined in Section 22(e) (3) of the Code), each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option was exercisable on the effective date of such optionee's termination of employment by reason of permanent and total disability and may thereafter be exercised by such optionee (or such optionee's legal representative or similar person) until the date which is one year after the effective date of such optionee's termination of employment by reason of permanent and total disability.

     Unless otherwise specified in the Agreement evidencing an option but subject to Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates by reason of death, each Incentive Stock Option held by such optionee shall be exercisable only to the extent that such option was exercisable on the date of such optionee's death and may thereafter be exercised by such optionee's executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.

     If the employment of a holder of an Incentive Stock Option is terminated by the Company for Cause, each Incentive Stock Option held by such optionee shall terminate automatically on the effective date of such optionee's termination of employment. Unless otherwise specified in the Agreement evidencing an option, but subject to Section 2.1(b), if the employment with the Company of a holder of an Incentive Stock Option terminates for any reason other than permanent and total disability or death or Cause, each Incentive Stock Option held by such optionee shall be excisable only to the extent such option was exercisable on the effective date of such optionee's termination of employment, and may thereafter be exercised by such holder (or such holder's legal representative or similar person) until the date which is 90 days after the effective date of such optionee's termination of employment.

     If the holder of an Incentive Stock Option dies during the period set forth in the first paragraph of this Subsection (b) following termination of employment by reason of Permanent and Total Disability, or if the holder of an Incentive Stock Option dies during the period set forth in the third paragraph of this Subsection (b) following termination of employment for any reason other than Permanent and Total Disability for death or Cause, each Incentive Stock Option held by such optionee shall be exercisable only to the extent such option was exercisable on the date of the optionee's death and may thereafter be exercised by the optionee's executor, administrator, legal representative, beneficiary or similar person until the date which is three years after the date of death.

                               III. STOCK AWARDS

     3.1 STOCK AWARDS. Except as is otherwise provided for in Section 1.3, only the Committee may, in its discretion, grant Stock Awards to such eligible persons under Section 1.4 as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

     3.2 TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

     (a) Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

     (b) Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if specified Performance Measures are satisfied or met during the specified Restriction Period or (ii) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and for the forfeiture of the shares of Common Stock subject to such award (x) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (y) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

     Bonus Stock Awards shall not be subject to any Performance Measures or Restriction Periods.

     (c) Share Certificates. During the Restriction Period, a certificate or certificates representing a Restricted Stock Award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 5.5, a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

     (d) Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution with respect to shares of Common Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made.

     3.3 TERMINATION OF EMPLOYMENT OR SERVICE. (a) Disability, Retirement and Death. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of such award terminates by reason of (i) death, or (ii) retirement on or after age 55

(with a minimum of 10 years of employment with or service to the Company), or
(iii) the occurrence of such Participant's Disability Date, or (iv) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the restrictions imposed hereunder shall lapse with respect to such number of shares of Restricted Stock, if any, as shall be determined by the Committee, and the balance of such shares of Restricted Stock shall be forfeited to the Company.

     (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, if the employment with or service to the Company of the holder of a Restricted Stock Award terminates for any other reason during the Restriction Period, then the portion of such award which is subject to a Restriction Period on the effective date of such holder's termination of employment or service shall be forfeited by such holder and such portion shall be canceled by the Company.

                          IV. PERFORMANCE SHARE AWARDS

     4.1 PERFORMANCE SHARE AWARDS. The Committee may, in its discretion, grant Performance Share Awards to such eligible persons under Section 1.4 as may be selected by the Committee.

     4.2 TERMS OF PERFORMANCE SHARE AWARDS. Performance Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

     (a) Number of Performance Shares and Performance Measures. The number of Performance Shares subject to any award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

     (b) Vesting and Forfeiture. The Agreement relating to a Performance Share Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

     (c) Settlement of Vested Performance Share Awards. The Agreement relating to a Performance Share Award (i) shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. If a Performance Share Award is settled in shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the settlement of a Performance Share Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award and shall have rights as a stockholder of the Company in accordance with Section 5.10. Notwithstanding any other provision of the Plan to the contrary, payments of cash, shares of Common Stock, or any combination thereof to any Participant in respect of the settlement of a Performance Share Award for any Performance Period shall not exceed $5,000,000, with respect to the cash payment for such award, and shall not exceed 250,000 shares of Common Stock, with respect to the Common Stock payment for such award.

     4.3  TERMINATION OF EMPLOYMENT.  (a) Disability, Retirement and
Death. Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of such award terminates prior to the end of the Performance Period applicable to such award by reason of (i) death, or (ii) retirement on or after age 55 (with a minimum of 10 years of employment or service with the Company), (iii) the occurrence of such Participant's Disability Date or (iv) termination of employment under any other circumstances that the Committee may determine shall warrant the application of this provision, the Committee, in its sole discretion and taking into consideration the performance of such Participant and the performance of the Company during the Performance Period, may authorize the payment to such Participant (or his legal representative) at the end of the Performance Period of all or any portion of the Performance Award which would have been paid to such Participant for such Performance Period.

     (b) Other Termination. Unless otherwise set forth in the Agreement relating to a Performance Share Award, if the employment with the Company of the holder of a Performance Share Award terminates for any other reason prior to the end of a Performance Period, then the portion of such award which is subject to such Performance Period on the effective date of such holder's termination of employment shall be forfeited and such portion shall be canceled by the Company.

                                   V. GENERAL

     5.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan has been approved by the stockholders of the Company and became effective as of January 1, 1998. This Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

     5.2 AMENDMENTS. The Board may amend this Plan as it shall deem advisable, subject to any requirement of stockholder approval required by applicable law, rule or regulation, including Section 162(m) and Section 422 of the Code; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Common Stock available under this Plan (subject to Section 5.7), (b) effect any change inconsistent with Section 422 of the Code, (c) extend the term of this Plan or
(d) reduce the minimum purchase price of a share of Common Stock subject to an option. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

     5.3 AGREEMENT. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

     5.4 NON-TRANSFERABILITY OF AWARDS. Unless otherwise specified in the Agreement relating to an award, no award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder shall immediately become null and void.

     5.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any Federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or
(ii) the holder may satisfy any such obligation by any of the following means:
(A) a cash payment to the Company in the amount necessary to satisfy any such obligation, (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an Incentive Stock Option or Non-Statutory Stock Option, a cash payment in the amount necessary to satisfy any such obligation by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award; provided, however, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

     5.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

     5.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under this Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the number and class of securities subject to each outstanding Stock Award, and the terms of each outstanding Performance Share shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under this Plan, such fractional security shall be disregarded, or (b) subject to an award under this Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise price, if any, of such award.

     5.8  CHANGE IN CONTROL.

     (a)(1) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, (i) all outstanding options shall immediately become exercisable in full, (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, (iii) the Performance Period applicable to any outstanding Performance Share shall lapse, (iv) the Performance Measures applicable to any outstanding Restricted Stock Award (if any) and to any outstanding Performance Share shall be deemed to be satisfied at the maximum level and (v) there shall be substituted for each share of Common Stock available under this Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Common Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share of an option shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options without an increase in the aggregate purchase price.

     (2) Notwithstanding any provision in this Plan or any Agreement, in the event of a Change in Control pursuant to Section (b)(1) or (2) below, or in the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Common Stock receive consideration other than shares of common stock that are registered under Section 12 of the Exchange Act, each outstanding award shall be surrendered to the Company by the holder thereof, and each such award shall immediately be canceled by the Company, and the holder shall receive, within ten days of the occurrence of a Change in Control pursuant to Section (b)(1) or (2) below or within ten days of the approval of the stockholders of the Company contemplated by Section (b)(3) or (4) below, a cash payment from the Company in an amount equal to (i) in the case of an option, the number of shares of Common Stock then subject to such option, multiplied by the excess, if any, of the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control, over the purchase price per share of Common Stock subject to the option, (ii) in the case of a Restricted Stock Award, the number of shares of Common Stock then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the Fair Market Value of a share of Common Stock on the date of occurrence of the Change in Control or (iii) in the case of a Performance Share Award, the number of Performance Shares then subject to such award, multiplied by the greater of (A) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place and (B) the highest Fair Market Value of a share of Common Stock during the 90-day period immediately preceding the date of the Change in Control. The Company may, but is not required to, cooperate with any person who is subject to Section 16 of the Exchange Act to assure that any cash payment in accordance with the foregoing to such person is made in compliance with Section 16 and the rules and regulations thereunder.

     (b)  "Change in Control" shall mean:

     (1) the acquisition by any individual, entity or group (a "Person"), including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 15% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (3) of this Section 5.8(b); provided further, that for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of 15% or more of the Outstanding Common Stock or 15% or more of the Outstanding Voting Securities by reason of an acquisition by the Company, and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Common Stock or any additional Outstanding Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

     (2) individuals who, as of the beginning of any consecutive two-year period constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who subsequently becomes a director of the Company and whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

     (3) the consummation of a reorganization, merger or consolidation of the Company or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"); excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners, respectively, of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or indirectly) in substantially the same proportions relative to each other as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Common Stock and the Outstanding Voting Securities, as the case may be, (ii) no Person (other than: the Company; any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; the corporation resulting from such Corporate Transaction; and any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 15% or more of the Outstanding Common Stock or the Outstanding Voting Securities, as the case may be) will beneficially own, directly or indirectly, 25% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors and
(iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

     (4) the consummation of a plan of complete liquidation or dissolution of the Company.

     5.9 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. The Committee's selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by the Company, any Subsidiary or any affiliate of the Company or affect in any manner the right of the Company, any Subsidiary or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

     5.10 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

     5.11 GOVERNING LAW. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

     5.12 FOREIGN EMPLOYEES. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purpose of this Plan and, in furtherance of such purpose, the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or any of its Subsidiaries operates or has employees.

                                ADMISSION TICKET

                              [CORNPRODUCTS LOGO]

                       2003 Annual Meeting of Stockholders

                            Wednesday, May 21, 2003
                                9:00 a.m. at the
                  WESTBROOK CORPORATE CENTER MEETING FACILITY
            Annex between Towers 2 and 5, Westchester,Illinois 60154

          Please retain this portion of the Proxy Card if you wish to attend the Annual Meeting of Stockholders in person. You must present this portion of the Proxy Card at the door for admission for yourself and one guest. Seating will be on a first-come, first-served basis and you may be asked to present valid picture identification before being admitted.
     Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

                                ADMISSION TICKET

\/FOLD AND DETACH HERE \/                              \/FOLD AND DETACH HERE \/

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                              [CORNPRODUCTS LOGO]
       ANNUAL MEETING OF STOCKHOLDERS-TO BE HELD WEDNESDAY, MAY 21, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     I, a stockholder of Corn Products International, Inc., acknowledge receipt of the Proxy Statement dated March 28, 2003, and appoint RICHARD J. ALMEIDA, ALFRED C. DECRANE, JR., GUENTHER E. GREINER and/or JAMES M. RINGLER proxies and attorneys-in-fact, with full power of substitution, on my behalf and in my name, to represent me at the Annual Meeting of Stockholders to be held Wednesday, May 21, 2003 at 9:00 a.m., Central Daylight Saving Time, at the WESTBROOK CORPORATE CENTER MEETING FACILITY, WESTCHESTER, ILLINOIS 60154, and at any adjournment(s) of the meeting, and to vote all shares of Common Stock which I would be entitled to vote if I were personally present, on all matters listed on the reverse side.

IF YOU WISH TO VOTE BY TELEPHONE, INTERNET OR MAIL, PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE.

Corn Products International, Inc. encourages you to take advantage of new and convenient ways to vote your shares for matters to be covered at the 2003 Annual Meeting of Stockholders. Please take the opportunity to use one of the three voting methods outlined on the reverse side to cast your ballot.

ADDRESS CHANGE/COMMENTS:________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
                (If you noted any address change/comments above,
            please mark the corresponding box on the reverse side.)

      PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE
                               ENCLOSED ENVELOPE.

         (Continued, and to be signed and dated, on the reverse side.)

[CORN PRODUCTS LOGO]                    VOTE BY PHONE - 1-800-690-6903
                                        Use any touch-tone telephone to transmit
CORN PRODUCTS INTERNATIONAL, INC.       your voting instructions up until 11:59
5 WESTBROOK CORPORATE CENTER            P.M. Eastern Time the day before the
WESTCHESTER, ILLINOIS  60154            meeting date. Have your proxy card in
                                        hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                                        VOTE BY INTERNET - www.proxyvote.com
                                        Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                                        VOTE BY MAIL
                                        Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Corn Products International, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                                        If you vote by phone or vote using the
                                        Internet, please do not mail your proxy.

                                                  THANK YOU FOR VOTING



TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:              CORNPR   KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------------------------------------------
                                                                                 DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CORN PRODUCTS INTERNATIONAL, INC.

THE DIRECTORS RECOMMEND A VOTE "FOR"
ITEMS 1, 2 AND 3


  VOTE ON DIRECTORS                   FOR  WITHHOLD  FOR ALL   To withhold authority to vote, mark "For All Except"
  1. To elect the following Nominees  ALL    ALL     EXCEPT    and write the nominee's number on the line below.
     for a term expiring at the 2006
     annual meeting of stockholders:  [ ]    [ ]       [ ]     -----------------------------------------------------

     01) Luis Aranguren-Trellez
     02) Ronald M. Gross
     03) William S. Norman
     04) Clifford B. Storms

  VOTE ON PROPOSAL                                                                              FOR  AGAINST  ABSTAIN

  2.  To approve the Company's 1998 Stock Incentive Plan, as amended and restated.              [ ]    [ ]      [ ]

  3.  To ratify the appointment of KPMG LLP as independent auditors for the Company for 2003.   [ ]    [ ]      [ ]

  The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE
  VOTED FOR ITEMS 1, 2 AND 3. If any other matters properly come before the meeting, or any adjournment and adjournments, thereof, the person named in this proxy will vote in his or her discretion.

  If you have an address change or comments, please
  mark this box and note them on the reverse side.                   [ ]

  HOUSEHOLDING SELECTION - Please indicate if         Yes      No                                                        Yes   No
  you consent to receive certain future investor
  communications in a single package per household.    [ ]      [ ]    Please indicate if you plan to attend the meeting. [ ]   [ ]

  -----------------------------------------------------             -----------------------------------------------------

  -----------------------------------------------------             -----------------------------------------------------
  Signature (PLEASE SIGN WITHIN BOX)    DATE                          Signature (PLEASE SIGN WITHIN BOX)    DATE